UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Sec.240.14a-12

Southside Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, MAY 18, 2022

Dear Shareholder:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Southside Bancshares, Inc. (the “Company”) to be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas 75702, on Wednesday, May 18, 2022, at 11:30 a.m., central time, for the purpose of considering and acting upon the following:

1.the election of six nominees named in this proxy statement to serve as members of the Board of Directors of the Company (the "Board”) until the Annual Meeting of Shareholders in 2025;
2.a non-binding advisory vote on the compensation of the Company's named executive officers;
3.the ratification of the appointment by our Audit Committee of Ernst & Young LLP (“EY”) to serve as the independent registered certified public accounting firm for the Company for the year ending December 31, 2022; and
4.the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Management will also report on operations and other matters affecting the Company.  You will be able to ask questions to the Company’s officers and directors at the Annual Meeting. Representatives from EY, the Company’s independent registered certified public accounting firm, are expected to be in attendance and available to answer your appropriate questions or make a statement if they so desire.

Only shareholders registered on the Company’s books as owners of shares of common stock at the close of business on March 23, 2022, are entitled to vote at the Annual Meeting, which we refer to as the record date.

Your attendance and vote are important.  Please sign, date and return the enclosed proxy immediately in the envelope provided or you may vote your shares by telephone or Internet.  It is important that you sign and return the proxy or vote by telephone or Internet, even if you plan to attend the Annual Meeting.  Your proxy may be revoked by notice in writing to the Corporate Secretary at the Company’s principal executive office, located at 1201 South Beckham Avenue, Tyler, Texas 75701, at any time prior to the Annual Meeting, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

/s/ John R. (Bob) Garrett
John R. (Bob) Garrett
Chairman of the Board
Tyler, Texas
March 30, 2022

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be held Wednesday, May 18, 2022:

The Company's Proxy Statement and 2021 Annual Report are available at https://investors.southside.com/filings-financials/proxy-materials.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU PROPERLY EXECUTE AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ADDRESSED ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR INTERNET.
i

SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 18, 2022

TO OUR SHAREHOLDERS:
This proxy statement is being furnished to holders of the common stock of Southside Bancshares, Inc. (the “Company”) in connection with the Company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas 75702, on Wednesday, May 18, 2022, at 11:30 a.m., central time, for the purpose of considering and acting upon the following:
1.the election of six nominees named in this proxy statement to serve as members of the Board of Directors of the Company (the "Board”) until the Annual Meeting of Shareholders in 2025;
2.a non-binding advisory vote on the compensation of the Company's named executive officers;
3.the ratification of the appointment by our Audit Committee of Ernst & Young LLP (“EY”) to serve as the independent registered certified public accounting firm for the Company for the year ending December 31, 2022; and
4.the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.
This Proxy Statement and a proxy card, as well as the Company's Annual Report for the year ended December 31, 2021, including financial statements, are first being sent or made available to shareholders on or about March 30, 2022.
You are encouraged to review all of the information contained in the proxy materials before voting.
VOTING OF PROXY
If your proxy is executed and returned, it will be voted as you direct.  If no direction is provided, the proxy will be voted in accordance with the Board’s recommendations, as follows:
•FOR the election of all of the nominees named in this proxy statement as directors;
•FOR the approval of the compensation of the Company's named executive officers;
•FOR the ratification of the appointment of EY.
The proxies will use their discretion with respect to voting on any other matters presented for a vote at the meeting.  Additionally, if your proxy is executed and returned, it will be voted to approve the minutes of the 2021 Annual Meeting.  This vote will not amount to a ratification of any action taken at that meeting nor will it indicate approval or disapproval of that action.
If your shares are registered in your name as the shareholder of record, you may vote by mail, telephone or Internet by following the instructions below.  Voting instructions also appear on your proxy card.  If you grant a proxy by telephone or by Internet, please have your proxy card available.
•To vote by mail, complete, sign, and return the enclosed proxy card in the postage paid envelope provided or return to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717.
•To vote by telephone, call toll free 1-800-690-6903 within the United States (“U.S.”), U.S. territories and Canada on a touch tone telephone by 11:59 p.m. eastern time on May 17, 2022. Have your proxy card in hand and follow the instructions.
•To vote by Internet, access the voting site at www.proxyvote.com. You will need the control number printed on your notice or proxy card.
The telephone and Internet voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded. Shareholders who vote by telephone or Internet do not need to return the proxy card.
If you hold your shares in “street name” in a stock brokerage account or through a bank, trust or other nominee, the broker or other nominee is considered the record holder and you are the beneficial owner of the shares. Beneficial owners vote their street name shares by instructing their broker or other nominee how to vote using the voting instruction form provided by the broker or nominee. Brokers only have authority to vote in their discretion on “routine” matters if they do not receive voting instructions from the beneficial owner of the shares.
Please note that the proposal to elect directors and the advisory vote on the compensation of the Company's named executive officers (the “Say-on-Pay” vote) are not considered routine matters. Consequently, if you do not give your broker or nominee specific voting instructions with respect to such proposals, your street name shares will be treated as broker non-votes with

Southside Bancshares, Inc. | 2022 Proxy Statement | 1

respect to those proposals (see “Quorum, Voting Rights and Procedures” below) and will have no effect on the outcome of such proposals.
If you hold your shares in street name and want to vote at the Annual Meeting, you must obtain from your broker or nominee a legal proxy issued in your name giving you the right to vote the shares directly at the meeting. You will not be entitled to vote at the meeting unless you present such a proxy to the Company at that time.

REVOCABILITY OF PROXY
Your proxy may be revoked by providing notice in writing to the Corporate Secretary at the Company’s principal executive offices, located at 1201 South Beckham Avenue, Tyler, Texas 75701, at any time prior to the Annual Meeting, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy.
PERSONS MAKING THE SOLICITATION
The Company’s Board is soliciting the proxy. The expense of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. Proxies will be solicited principally by mail, but may also be solicited by personal interview, telephone and email by directors, officers and employees of the Company who will receive no additional compensation.
RECORD DATE AND OUTSTANDING SHARES
The Company’s Board has fixed the close of business on March 23, 2022, as the record date for determining the holders of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on March 23, 2022, there were approximately 32,355,332 shares of common stock outstanding and eligible to be voted on each matter.
QUORUM, VOTING RIGHTS AND PROCEDURES
The approval of all proposals brought before the Annual Meeting requires that a quorum be present at the Annual Meeting. The presence, in person or by properly submitted proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. In the event that a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares present or represented at the meeting and entitled to vote at the meeting may adjourn the Annual Meeting to a later date to allow the solicitation of additional proxies or other measures to obtain a quorum.
Each shareholder is entitled to one vote on each proposal per share of common stock held as of the record date.
Proposal 1, the election of six directors to serve until the 2025 Annual Meeting, requires the affirmative vote of a majority of the votes cast by the holders of shares of common stock entitled to vote in the election of directors; provided, however, that if, as of the record date, the number of nominees for director exceeds the number of positions on the Board to be filled by election at such meeting, or a “contested election,” then the directors shall be elected by a plurality of the votes cast. A “majority of the votes cast” means that the number of shares cast “for” a director’s election exceeds the number of shares cast “against” a director’s election, with abstentions and broker non-votes counting as votes neither “for” nor “against” such director’s election. A “plurality of the votes cast” means that the director nominees who receive the highest number of “for” votes will be elected to the Board. The Board has proposed six nominees for election. No other nominees for election to the Board have been submitted for election in accordance with our bylaws. Thus, the Board has determined that this is not a contested election, and each director will be elected by a majority of the votes cast.
Under our bylaws, any incumbent director who is a nominee in an uncontested election who does not receive a majority of the votes cast shall promptly tender his or her resignation to the Board, the effectiveness of which will be conditioned upon and subject to acceptance by the Board. The Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken, after which the Board will vote to decide whether to accept the recommendation of the Corporate Governance and Nominating Committee and will promptly disclose that decision and the rationale behind its decision.
Proposal 2, the Say-on-Pay vote, and Proposal 3, the ratification of EY as the Company’s independent registered certified public accounting firm and any other matter that may properly come before the Annual Meeting, require approval by a majority of the shares of common stock entitled to vote on, and voted for or against, or expressly abstained from voting, with respect to the matter.

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EFFECT OF WITHHOLD VOTES, ABSTENTIONS AND BROKER NON-VOTES
Shares represented at the Annual Meeting that are withheld or abstain from voting and broker non-votes votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will be considered present for the purpose of determining a quorum at the Annual Meeting.
For Proposal 1, abstentions and broker non-votes will not be counted in determining whether a director has received a majority of the votes cast for his or her election.
For Proposals 2 and 3 and for any other matter that may properly come before the meeting, abstentions will be included in vote totals and, as such, will have the same effect on those proposals as a vote against such proposals. Broker non-votes will not be included in vote totals and, as such, will have no effect on such proposals.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board is currently comprised of 17 directors. The Board is classified into three classes, one of which is currently comprised of five directors and two classes comprised of six directors, all with three-year terms, with the exception of Alton L. Frailey. Under NASDAQ listing rules, a majority of the Board must be comprised of independent directors.  The Board has determined that each director nominee is independent under NASDAQ listing rules, with the exception of Lee R. Gibson, CPA, President and CEO of the Company and Southside Bank.
As identified below, the six nominees for election at the Annual Meeting will serve a three-year term expiring at the 2025 Annual Meeting.
Term Expiring 2025
•Michael J. Bosworth
•Shannon Dacus
•Alton L. Frailey
•Lee R. Gibson, CPA
•George H. (Trey) Henderson, III
•Donald W. Thedford

All nominees are currently directors of the Company and all nominees, except Alton L. Frailey, were previously elected to the Board by the Company's shareholders. Mr. Frailey was appointed to the Board effective January 1, 2022. All of the nominees are also current directors of the Company's subsidiary, Southside Bank. For biographical information on the nominees, please see “Information About Our Directors, Nominees and Executive Officers.”
Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons recommended by the Corporate Governance and Nominating Committee and nominated by the Board as nominees for directors of the Company.  While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more of the nominees shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the Board.
The Board recommends a vote FOR the election of each of the director nominees.

Southside Bancshares, Inc. | 2022 Proxy Statement | 3

INFORMATION ABOUT OUR DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
The following table sets forth information regarding our current directors and director nominees and their knowledge, skills and experience attributes.

Directors and Nominees	Age	Director Since	Gender	Ethnicity	Knowledge, Skills and Experience
					Executive Experience	Banking/Financial Services Industry	CRE(1)	Accounting/Audit	Risk	Strategic Planning	Corporate Governance	Legal(2)	IT(3)	HR(4)
Lawrence Anderson, M.D.	65	2010	Male	White	✓					✓			✓
S. Elaine Anderson, CPA	69	2014	Female	White	✓	✓		✓	✓	✓	✓	✓	✓
Michael J. Bosworth	71	2017	Male	White	✓			✓	✓	✓
Herbert C. Buie	91	1988	Male	White	✓	✓	✓			✓	✓
Patricia A. Callan	63	2014	Female	White	✓	✓				✓	✓			✓
Shannon Dacus	53	2020	Female	Hispanic		✓						✓
Alton L. Frailey	60	2022	Male	African American	✓		✓			✓	✓
John R. (Bob) Garrett	68	2009	Male	White	✓		✓			✓
Lee R. Gibson, CPA	65	2015	Male	White	✓	✓		✓	✓	✓	✓	✓	✓	✓
George H. (Trey) Henderson, III	63	2018	Male	White	✓		✓			✓	✓
Melvin B. Lovelady, CPA	85	2005	Male	White		✓		✓	✓		✓			✓
Tony K. Morgan, CPA	72	2017	Male	White	✓			✓		✓
John F. Sammons, Jr.	72	2017	Male	White	✓
H. J. Shands, III	66	2017	Male	White	✓	✓				✓	✓	✓
William Sheehy	81	1983	Male	White		✓	✓		✓			✓
Preston L. Smith	66	2009	Male	White	✓		✓		✓	✓	✓	✓
Donald W. Thedford	72	2009	Male	White	✓					✓
(1) Commercial Real Estate (“CRE”), including construction.
(2) Includes regulatory and compliance.
(3) Information Technology (“IT”), which includes information security.
(4) Human Resources (“HR”), which includes executive compensation.
The following table is presented in accordance with Nasdaq Listing Rule 5605:

Board Diversity Matrix (as of March 30, 2022)
Board Size:
Total Number of Directors	17
Gender:	Male	Female	Non- Binary	Gender Undisclosed
Number of directors based on gender identity	14	3	—	—
Number of directors who identify in any of the categories below:
African American or Black	1	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	13	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—

Southside Bancshares, Inc. | 2022 Proxy Statement | 4

The following table sets forth information regarding our director nominees, our continuing directors and our current executive officers.  Our Board is divided among three classes.

NOMINEES FOR DIRECTOR TERMS TO EXPIRE AT THE 2025 ANNUAL MEETING
MICHAEL J. BOSWORTH (71) – Mr. Bosworth graduated from Texas Tech University. He joined Bosworth & Associates in 1977 as an Independent Insurance Agent and Risk Manager. He has attained Certified Insurance Counselor, Certified Work Compensation Advisor and Accredited Advisor of Insurance certificates and has extensive experience in Risk Management. Mr. Bosworth has served as the President and CEO of Bosworth & Associates since 1987. He is currently on the Board and Executive Committee of Combined Agents of America, President of the board of TMF Covenant Corporation, and a member of the board of directors of Willow Brook Country Club. Mr. Bosworth and his wife Susan are members of Christ Episcopal Church where he has served on the Vestry as the Senior Warden and chairman of the Endowment Committee. In addition to his current board commitments, he has also served on the following boards: East Texas Communities Foundation, Tyler Economic Development Council, All Saints Episcopal School, American Red Cross of Smith County, Children's Village, Independent Insurance Agents of Tyler and the Independent Insurance Agents of Texas. Mr. Bosworth's extensive insurance industry knowledge and experience, as well as his leadership and risk management skills, qualify him to be a member of the Board.

SHANNON DACUS (53) – Ms. Dacus is President and owner of the Dacus Firm, a minority and female-owned business in Tyler, Texas. She has been a licensed and practicing attorney since 1994, with a focus on business litigation. She currently serves as the vice president of both the CHRISTUS Northeast Texas and the Bethesda Health Clinic boards of directors. She also serves on the boards of the Tyler Area Chamber of Commerce and Hospice of East Texas and is the immediate past-chair of the Texas Bar Foundation Board of Trustees. She also served on the board of an East Texas bank for over 4 years, where she served as a member of the Audit Committee and Chair of the Risk and Compliance Committee. Ms. Dacus holds the distinction of being the first Hispanic female to chair the boards of the East Texas Communities Foundation, the Texas Bar Foundation and the Tyler Economic Development Council, among others. She has received numerous honors including Professional of the Year from the Hispanic Business Alliance, the Legacy of Service Award from Women in Tyler, and the Award of Excellence from the Smith County Bar Association. Ms. Dacus' extensive legal background, as well as business management and leadership skills, qualify her to be a member of the Board.

ALTON L. FRAILEY (60) – Mr. Frailey is President of Alton L. Frailey & Associates, LLC, specializing in leadership development, community engagement, school board team building, and executive coaching. Mr. Frailey earned his bachelor’s degree in Elementary Education and master’s degree in Educational Administration from Stephen F. Austin State University. He received his superintendent certification from the University of Texas at Tyler. Mr. Frailey has been involved in education for 35 years, serving most recently as the past superintendent for Katy Independent School District, as well as one other district in Texas and one in Ohio. Mr. Frailey served as past chair of the Stephen F. Austin State University Board of Regents, president of the American Association of School Administrators, the Texas Association of School Administrators, and the Urban Superintendents Association of America, as well as chairman of the University Interscholastic League Legislative Council. He served on the boards of directors for the Katy Area Chamber of Commerce, Katy Area Economic Development Council, Junior Achievement of Southeast Texas, West Houston Association and The Bible Seminary. Mr. Frailey has received numerous honors and awards including Texas Music Educators Association Distinguished Administrator, Region 4 Administrator of the Year, Who’s Who in Executives and Professionals, and the Trailblazer Award by South Dallas Business and Professional Women’s Club, Inc. Mr. Frailey's extensive executive experience and knowledge of leadership development, qualify him to be a member of the Board.

LEE R. GIBSON, CPA (65) – Mr. Gibson has served as President and Chief Executive Officer (“CEO”) of the Company since January 2017. He has served as President of the Company since December 2015 and as an executive and Chief Financial Officer (“CFO”) of the Company from 2000 to 2015. He joined Southside Bank in 1984 and is also a director of Southside Bank. He currently serves as a Director & Chair of the Investment Committee for the Tyler Junior College Foundation, serves as a Director and Executive Committee Member of the Tyler Economic Development Council and serves as a Board member of the R.W. Fair Foundation and Bethesda Health Clinic. He previously served as Chairman of the Board of Directors of the Federal Home Loan Bank of Dallas for six years and Council of Federal Home Loan Banks for two years. Mr. Gibson has over 35 years of banking experience, is a CPA and has extensive financial knowledge, which qualify him to be a member of the Board.

GEORGE H. (TREY) HENDERSON, III (63) – Mr. Henderson is the owner of Henderson Mineral, Inc. and a graduate of Texas A&M University with a bachelor's degree of Science in Agricultural Economics. Mr. Henderson currently serves on the Board of Directors for Brookshire Brothers, the Pineywoods Foundation and the George H. Henderson, Jr. Expo Center, and as trustee for the Texas A&M University 12th Man Foundation. He has worked closely with the Lufkin/Angelina Economic Development Board to bring new businesses to Angelina County. He previously served on the Board of Directors for First Bank & Trust East Texas. Mr. Henderson's extensive business management and leadership experience, as well as knowledge of the agriculture industry, qualify him to be a member of the Board.

DONALD W. THEDFORD (72) – Mr. Thedford has been the owner and President of Don’s TV & Appliance, Inc., a home appliance and electronics store, since 1979. He is a member of the National Appliance Retail Dealers Association and the Nationwide Marketing Group. Mr. Thedford currently serves as a board member of the Smith County Sheriff's Foundation, Shepherd’s Heart Ministry and has previously served on the Board of Directors of the Tyler Area Chamber of Commerce, Better Business Bureau of East Texas, Retail Dealers Association and The Salvation Army. Mr. Thedford’s management and leadership skills operating his business for over 40 years, combined with his overall knowledge of business and finance, qualify him to be a member of the Board.

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DIRECTORS CONTINUING UNTIL THE 2024 ANNUAL MEETING
S. ELAINE ANDERSON, CPA (69) – Ms. Anderson has a BBA with a major in accounting from Indiana University and has been a licensed CPA since 1976. She served as a director of OmniAmerican Bancorp, Inc. ("OmniAmerican") from 1996 to December 17, 2014 and as independent Chairperson of the Board from May 2010 to December 17, 2014, when OmniAmerican was acquired by the Company. She served for 24 years with Texas Health Resources as Senior Vice President and Chief Compliance Officer prior to retiring in January 2016. In that role, she had responsibilities for compliance, privacy, information security and enterprise risk management. Texas Health Resources is one of the largest nonprofit healthcare systems in the U.S. Her prior professional experience includes serving in various positions with the international accounting firm, PricewaterhouseCoopers from 1980 to 1991. Ms. Anderson currently serves as the Treasurer for Arborlawn United Methodist Church Foundation. Her memberships have included the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the Health Care Compliance Association. Ms. Anderson's public accounting experience, understanding of financial statements and experience as the Chief Compliance Officer for a large healthcare system qualify her to be a member of the Board.

HERBERT C. BUIE (91) – Mr. Buie was Chief Executive Officer of Tyler Packing Corporation, Inc., a meat-processing firm, from 1955 to 2020. He serves on the Board of Directors of the University of Texas Health Science Center at Tyler, the Development Board of Directors of the University of Texas at Tyler, Tyler Economic Development Council and the University of Texas at Tyler Foundation. He serves as Director Emeritus for The Salvation Army, East Texas State Fair and All Saints Episcopal School. Mr. Buie brings to our Board an extraordinary understanding of our business, history and organization, as well as management, leadership and business skills. These skills, combined with his service on numerous non-profit and other boards, qualify him to be a member of the Board.

PATRICIA A. CALLAN (63) – Ms. Callan is a principal of Callan Consulting, which has provided sales management, insurance, managed care and healthcare related consulting services in the Dallas/Fort Worth area since 2001. She previously held executive management positions in Texas and Kentucky for regional and national insurance companies and owned an independent insurance agency in Lexington, Kentucky. She also served on the Board of Directors of OmniAmerican from 2006 to December 17, 2014, when OmniAmerican was acquired by the Company. Ms. Callan holds a Texas General Lines License. Ms. Callan's extensive business management and leadership experience qualify her to be a member of the Board.

JOHN R. (BOB) GARRETT (68) – Mr. Garrett is a residential and commercial real estate developer and has served as the President of Fair Oil Company, a Tyler based oil and gas exploration and production company, since 2002. Mr. Garrett is also President of the R. W. Fair Foundation and a member of the University of Texas at Tyler Development Board and the UT Tyler School of Medicine Steering Committee. He is a former Chairman of the Board of Regents at Stephen F. Austin State University. He is a past president of both the Tyler Area Builders Association and the Texas Association of Builders. Mr. Garrett brings to our Board extensive knowledge in the areas of residential and commercial real estate and oil and gas, as well as management, leadership and business skills and experience serving on numerous boards, all of which qualify him to be a member of the Board.

TONY K. MORGAN, CPA (72) – Mr. Morgan is a Certified Public Accountant, and retired on January 1, 2021 from Gollob Morgan Peddy P.C., an East Texas public accounting firm in which he was a founding partner. He began his career as an accounting professional in 1972 and specialized in Business Valuation and Litigation Support. In addition to being a CPA, he is also accredited in Business Valuation and certified in Financial Forensics. Mr. Morgan is a graduate of Stephen F. Austin State University and has served in various community service roles for organizations including East Texas Communities Foundation, Tyler Salvation Army Board, Children's Village, the East Texas Area Council and Boy Scouts of America. Mr. Morgan's extensive financial background, including being a founding partner of an accounting firm, qualifies him to be a member of the Board.

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DIRECTORS CONTINUING UNTIL THE 2023 ANNUAL MEETING
LAWRENCE ANDERSON, M.D. (65) – Dr. Anderson was the founder of Dermatology Associates of Tyler and served as the medical director from 1996 to 2012. He then served as Chief Medical Officer for Oliver Street Dermatology from 2012 to 2016 and in the same role for US Dermatology Partners until 2019. He is a graduate of Washington State University and Uniformed Services University of Health Sciences in Bethesda, Maryland. He is the Chairman of the University of Texas at Tyler Foundation Board and a published author with a number of publications, presentations and lectures to his credit. Dr. Anderson’s management, leadership skills and healthcare industry knowledge, combined with his knowledge of business and finance, qualify him to be a member of the Board.

MELVIN B. LOVELADY, CPA (85) – Mr. Lovelady has a BBA with a major in accounting, has been a licensed CPA since 1967, is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants. He was a founding member of Henry & Peters Financial Services, LLC, organized in 2000. He was an officer and shareholder of the accounting firm, Henry & Peters, PC from November 1987 through December 31, 2004. Prior to joining Henry & Peters, PC, he was a partner in the accounting firm of Squyres Johnson Squyres CPA. He is a member of the Board of Directors of the Hospice of East Texas and the Hospice of East Texas Foundation, as well as a life member of the Salvation Army Advisory Board of Tyler, Texas and a Trustee of the R. W. Fair Foundation. Mr. Lovelady is a former partner with two accounting firms and a current or prior member of numerous boards, all of which qualify him to be a member of the Board.

JOHN F. SAMMONS, JR. (72) – Mr. Sammons is the current Chairman and Chief Executive Officer of Mid States Services, Inc., a nationwide distributor of products and services to the corrections industry. He is also the owner of Temple Supply Company with investments in various non-public businesses related to sales to the convenience store industry. Mr. Sammons enjoyed an extensive public service career serving as mayor of Temple, Texas and also served on the Board of the Texas Department of Commerce among numerous other state and national appointments. He was Vice Chairman of the Board of Directors of OmniAmerican from 2009 until December 17, 2014, when OmniAmerican was acquired by the Company. Mr. Sammons' extensive business management background, knowledge of business and finance and skills leading numerous endeavors over 40 years qualify him to be a member of the Board.

H. J. SHANDS, III (66) – Mr. Shands retired on April 30, 2020 as Southside Regional President, East Texas, a role he held since the acquisition of Diboll State Bancshares, Inc. by the Company on November 30, 2017. He previously served as President and CEO of First Bank & Trust East Texas for 26 years and was Treasurer of Temple Inland Inc., a major manufacturer of corrugated packing and building products, with diversified banking and financial services operations. Mr. Shands served as Vice Chairman of the Finance Commission of Texas where he represented the banking industry for 8 years. He is a Trustee for the T.L.L. Temple Foundation, the I.D. and the Marguerite Fairchild Foundation. He is currently a director for Contractor's Supply Inc. He also served on the Board of Directors and was Past Chairman for CHI Memorial Health Center of East Texas, City of Lufkin 4B Economic Development and First Bank of Conroe, N.A. Mr. Shands' over 40 years of banking experience, leadership, business development and management skills qualify him to be a member of the Board.

WILLIAM SHEEHY (81) – Mr. Sheehy retired on December 31, 2006 as senior partner of the law firm of Wilson, Sheehy, Knowles, Robertson & Cornelius PC, where he had practiced law since 1971. Mr. Sheehy received his law license in 1964 and continuously practiced until his retirement. Mr. Sheehy’s practice was primarily in the area of banking and commercial law, as well as real estate. Within these areas, Mr. Sheehy has extensive experience in reorganizations, acquisitions and transactional events. As part of the banking practice, Mr. Sheehy has experience in loan structuring and collection issues. Mr. Sheehy is a former director of the Texas Association of Bank Counsel. Mr. Sheehy brings to our Board an extraordinary understanding of our business, history and organization. His legal experience and banking expertise qualify him to be a member of the Board.

PRESTON L. SMITH (66) – Mr. Smith has been the President and owner of PSI Production, Inc., a petroleum, exploration and production company since 1985. He is a member of the Independent Petroleum Association of America and served as Northeast Texas Representative to the Board of Directors from 1999 to 2005. Mr. Smith serves as General Partner for the Pineywoods Mitigation Bank and manager for Wildwood Environmental Credit Company that serves as the conservation steward for over 40,000 acres of protected, high value ecosystems. Mr. Smith served on the Board of Trustees for All Saints Episcopal School of Tyler from 1994 to 2014, is Chairman of the Board of CHRISTUS Trinity Mother Frances Health System, and a member of the University of Texas at Tyler Engineering School Advisory Board. Mr. Smith’s management and leadership skills, combined with his knowledge of the oil and gas industry, emerging environmental credit markets, and the health care industry qualify him to be a member of the Board.

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EXECUTIVE OFFICERS
TIM ALEXANDER (65) – Mr. Alexander currently serves as the Chief Lending Officer (“CLO”) of the Company having joined Southside Bank in 2005 and is an advisory director of Southside Bank. Mr. Alexander is a graduate of the University of Texas at Austin with over 35 years of commercial lending experience. He currently serves as the Treasurer of Christ Episcopal Church in Tyler, Texas.

JIM D. ALFRED (66) – Mr. Alfred currently serves as Regional President, Central Texas and joined Southside Bank in 2010. In this role, he is responsible for strategic planning, coordination, and implementation of lending operations in the Central Texas market. Mr. Alfred is a graduate of Texas Tech University with over 34 years of commercial banking experience. He currently serves on the Governing Board of Make-A-Wish Foundation of Central & South Texas and is a member of the Real Estate Council of Austin and Austin Homebuilders Association.

T. L. ARNOLD, JR. (58) – Mr. Arnold currently serves as Chief Credit Officer (“CCO”) of the Company and of Southside Bank, as well as advisory director of Southside Bank. He previously served as Executive Vice President and Senior Credit officer of Southside Bank from December 2014 until March 2019. He joined Southside Bank in December 2014, upon the acquisition of OmniAmerican Bank, where he served as Senior Executive Vice President and Chief Credit Officer. Mr. Arnold is a graduate of The University of Texas at Arlington and has over 35 years' experience in the banking and financial services industry. He serves as President of the Board of Directors for William Mann Community Development Corporation and is actively involved in Meals on Wheels of Tarrant County.

SUNI DAVIS, CPA (46) – Ms. Davis currently serves as Chief Risk Officer (“CRO”) of the Company and Southside Bank. Ms. Davis obtained her BBA degrees in Finance and Accounting from the University of Texas at Tyler. She joined Southside Bank in 1999 and is responsible for funds management, liquidity and interest rate risk, as well as enterprise risk. Ms. Davis is a member of the audit and risk council of the Financial Managers Society and is the Treasurer of the Financial Managers Society Dallas Chapter. Ms. Davis is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants.

MARK W. DRENNAN (48) – Mr. Drennan currently serves as Regional President, North Texas, having joined Southside Bank in January 2017. In this role, he is responsible for strategic planning, coordination, and implementation of lending operations in the North Texas market, as well as the Houston Market. Mr. Drennan is a graduate of Texas Tech University with both a BBA and MBA and has over 22 years of commercial banking experience. Mr. Drennan also graduated from the Stonier National Graduate School of Banking at the University of Pennsylvania. Mr. Drennan previously served as Board Chair of Leadership Fort Worth and on the Board of Directors for the YMCA of Metropolitan Fort Worth. He is also involved with the Real Estate Council of Greater Fort Worth, Fort Worth Chamber of Commerce and Fort Worth Sister Cities International.

JARED GREEN (41) – Mr. Green currently serves as Regional President, East Texas and joined Southside Bank in 2013. In this role, he is responsible for strategic planning, coordination and implementation of lending operations in the East and Southeast Texas markets. Mr. Green obtained his BBA from Baylor University and his Masters in Finance from The University of Texas at Dallas. He has over 17 years of commercial banking experience. Mr. Green currently serves as a member of the Board of Trustees of The Brook Hill School.

BRIAN K. MCCABE (61) – Mr. McCabe currently serves as Chief Operations Officer of the Company and Southside Bank. He previously served as Executive Vice President of the Company from 2014 until June 2017. He is also an advisory director of Southside Bank. He joined Southside Bank in 1983, and since that time has managed various operational and electronic banking areas. Mr. McCabe is a graduate of Stephen F. Austin State University, with a degree in Business Data Processing and a minor in finance, and the Southwest Graduate School of Banking. He currently serves on the Boards of East Texas Lighthouse for the Blind and CHRISTUS Trinity Mother Frances Foundation. Mr. McCabe has previously served on the Board of Directors of the Tyler Area Chamber of Commerce, United Way of Smith County and Smith County American Red Cross.

JULIE N. SHAMBURGER, CPA (59) – Ms. Shamburger currently serves as Chief Financial Officer (“CFO”) of the Company and Southside Bank. She is also an advisory director of Southside Bank. Ms. Shamburger served as Executive Vice President and Chief Accounting Officer from 2011 until April 2016. Ms. Shamburger joined Southside Bank in 1982 and has over 36 years of accounting experience. Ms. Shamburger is a graduate of the University of Texas at Tyler. Ms. Shamburger provides oversight to the Bank's risk program, fund management and investor relations. She is also responsible for the oversight of regulatory and SEC reporting as well as the daily accounting practices of the Company and Southside Bank. Ms. Shamburger is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE
Southside is committed to operating our business responsibly, and believes our business, shareholders, communities and employees benefit from our commitment to environmental, social and governance (“ESG”) best practices. Highlights of our ESG efforts include:
We are committed to reducing our environmental impact, as we recognize that being a good steward of natural resources is essential to protect and sustain our environment for those we serve and future generations.
Our environmental impact is reduced through several efforts including:
•The use of eStatements and eNotices, approximately 57% of statements and notices were sent electronically as of December 31, 2021;
•An increase in the utilization of digital banking, with customer enrollment up 43% in 2021, compared to 2020;
•We participate in electronic recycling. In 2021, we recycled certain electronic items including; computers, hard drives, servers and printers; and
•During 2021, we implemented the following in our remodels and facility updates where possible: energy efficient windows, LED and smart lighting, low-flow faucets for water conservation, irrigation timers, low maintenance vegetation, spray foam insulation and higher efficiency HVAC, as units were replaced.

We have engaged a third-party to assist in a climate vulnerability assessment, as we work to understand the impact of climate risk on the Bank and our portfolios.
Community
We have a rich history of community involvement and take great pride in serving the communities in which we operate. Our commitment to these communities is reflected through charitable contributions, community service, financial education programs and community development initiatives.
•Community Impact
◦Earned an “Outstanding” rating issued by the Federal Deposit Insurance Corporation with the Community Reinvestment Act (“CRA”) for the 2021 examination, this marks the 8th consecutive “Outstanding” rating for Southside. Since 2000, a total of 13 “Outstanding” ratings have been issued to Large Banks headquartered in Texas, with more than half of the “Outstanding” ratings being issued to Southside;
◦Approximately $790,000 in donations and over 3,000 employee volunteer hours benefiting more than 150 organizations in the communities we serve in 2021;
◦Approximately $482 million in Community Development loans originated in 2021, consisting of Economic Development of $204.1 million, Affordable Housing of $163.4 million, Community Service of $80.8 million and Revitalization and Stabilization of $33.5 million; and
◦Partnered with the Federal Home Loan Bank of Dallas (“FHLB”) to provide a $300,000 Affordable Housing Program (“AHP”) grant to a local nonprofit housing organization. AHP funds are used to benefit households with incomes at or below 80% of the median income in the area. In 2021, we processed 13 rehab projects with AHP funds.

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•Community Education
◦Financial Literacy Sessions with Local Community College – We conduct financial literacy sessions with a local community college throughout the year. During 2021, we reached approximately 350 students through this initiative;
◦Approximately 453 volunteer hours during 2021 for education and financial literacy initiatives; and
◦Community Mortgage Loan Program – A mortgage loan program for low- and moderate-income (“LMI”) individuals. The program allows a loan-to-value up to 100% and a higher than normal debt-to-income. This program helps LMI individuals throughout the Bank’s assessment areas achieve the dream of owning a home.

Employees
Employees are our greatest asset and the success of our business depends on our team and our ability to attract, retain and develop employees. We are committed to creating a diverse and inclusive workforce and are focused on the well-being and professional development of our employees through our many corporate development initiatives.

•Recognized as the best bank to work for in Texas by Bank Director, in their 2021 Ranking Banking study;
•Women and ethnic minorities represent approximately 69% and 36% of our workforce, respectively;
•We have a designated training department and maintain extensive training programs from entry-level to manager-level. All employees, including management, are required to complete the following courses annually: Information and Cybersecurity, Business Continuity Plan, Confidential Information, Bank Secrecy Act (Anti-Money Laundering), Fairness in Lending, Fair Service, Information Security, OFAC Compliance Basics, Elder Abuse and the Community Reinvestment Act. During 2021, employees completed approximately 29,000 hours of training, including over 9,000 hours of personal development and 3,400 hours of compliance training;
•Our corporate mentor program pairs participating employees with a manager or executive level mentor. The program has been successful in facilitating professional development of our employees;
•We are investing in our employees through the engagement of a development coach. This initiative is company-wide and is focused on personal and professional growth of all employees;
•In 2021, we focused on the health and wellness of our employees through several company-wide efforts including: a virtual health and wellness fair, the introduction of a wellness program that allows employees to earn cash rewards, as well as wellness communications and webinars throughout the year;
•The “Southside Serves” volunteer program allows full-time employees to volunteer up to 20 hours of paid time off (“PTO”) each year with an approved organization of their choice. We believe this program not only strengthens our employees and communities but also reflects our strong corporate culture;
•We offer a broad range of benefits including, but not limited to, 15-30 days of annual PTO based on length of employment, sick leave, participation in our Employee Stock Ownership Plan (“ESOP”) and educational reimbursement;
•We offer competitive compensation and benefits and are committed to a fair or living wage for all employees; and
•We have an online reporting system available to employees for confidential reporting of any issues or concerns. During 2021, no issues or concerns were reported.

Cyber Security

During 2021, we appointed a Chief Information Security Officer, who reports directly to the CRO, and segregated the Information Security Department (the “Department”), which was previously within the IT Department. The Department serves to protect the security and confidentiality of customer information, protect against any threats or hazards to the security or integrity of Company information and protect against unauthorized access to, or use of, such information that could result in substantial harm or inconvenience to our customers. During 2021, the Department facilitated a Cyber Security awareness month, in which employees completed training sessions and interactive games on information security best practices including: strong passwords, security awareness, mobile device security, social media and reporting incidents. Over 12,500 sessions were completed during the month. In addition, the Department also conducted information security awareness training throughout the year, with over 4,700 sessions completed during 2021.

Human Rights
Southside values and respects individual human rights and is committed to operating our company in an environment where everyone is treated with dignity and respect. Everyone will be treated without discrimination or harassment based on race, color, religion, gender, sexual orientation, gender identity, national origin, age, veteran status or disability. These same standards apply to our interactions with employees, customers and others with whom we do business, including vendors, contractors and subcontractors. Our Human Rights Statement is available on the Company’s website, https://investors.southside.com, under the topic Governance Documents.

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We believe good governance practices and decision making are the foundation of operating responsibly and necessary for creating long-term shareholder value.
◦Recognized as the best board in Texas by Bank Director, in their 2021 Ranking Banking study;
◦Diversity of our Board continues to be a key priority. Over the past two years, we have increased our Board diversity, with the election of Shannon Dacus in 2020 and the appointment of Alton L. Frailey in 2022;
◦The Board has a policy regarding term limits, which requires Board members to retire on the date of the next Annual Meeting of Shareholders following their 75th birthday. Current Board members who reached the age of 75 prior to February 1, 2020 had the opportunity to stand for re-election for one final term following the end of their current term. We believe this is a best practice for Corporate Governance and will assist with Board refreshment;
◦In 2021, Board members attended trainings on banking and current events in the industry. All directors completed Bank Secrecy Act/Fair Lending training. Directors also attended trainings on ESG, compensation and talent, corporate governance matters, compliance, accounting and bank strategies; and
◦The Board performs a self-assessment annually. Each director performs an assessment on individual performance as well as performance of the board as a whole, including evaluating contributions, strengths and weaknesses. For 2021, the assessment topics included leadership, technology, use of third parties, professional development, enterprise risk management, independence, succession planning, diversity and ESG.

See our Corporate Governance Guidelines on our investor relations website and the discussion below for further information about our Governance Practices.

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CORPORATE GOVERNANCE
Board Leadership Structure
Our Board functions in a collaborative fashion that emphasizes active participation by all members. Our business is conducted day-to-day by our officers, under the direction of our CEO and President, Lee R. Gibson, with oversight from the Board, to enhance the long-term value of the Company for its shareholders. Mr. Gibson also serves as a member of the Board, which enables him to communicate the Board's strategic findings and guidance to management. Our Board determines who to appoint as our Chairman based on the knowledge and experience of the members then serving on our Board and chooses the person whom it believes best meets the needs of the Company. Both the Chairman and the Vice Chairman are independent directors and serve as ex-officio members of the Audit, Corporate Governance and Nominating, Compensation, Risk, and IT, Digital Banking and Innovation Committees.
Board Oversight of Risk
The Board recognizes that, although day-to-day risk management is primarily the responsibility of the Company’s management team, the Board plays a critical role in the oversight of risk. The Board believes an important part of its responsibility is to assess the major risks the Company faces and review the Company’s options for monitoring and controlling these risks. The Board assumes responsibility for the Company’s overall risk assessment, primarily through the Board's Audit and Risk Committees. The Audit Committee has specific responsibility for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting. This includes the Company’s risk assessment and management policies, the Company’s major financial risk exposure and the steps taken by management to monitor and mitigate such exposure. The Risk Committee assists the Board in fulfilling its responsibility for overseeing and improving the Company's enterprise-wide risk management practices, which includes ensuring that the executive team has identified and assessed the key risks the Company faces and has established a risk management infrastructure capable of addressing those risks. The Compensation Committee oversees the risks relating to the Company’s compensation policies and practices, as well as management development and leadership succession, in the Company’s various business units. The Board as a whole examines specific business risks including but not limited to credit risk, interest rate risk and operations risk, in its regular strategic reviews on a Company-wide basis.
In addition to periodic reports from the Audit, Risk, Compensation, and IT, Digital Banking and Innovation Committees about the risks over which they have oversight, the Board receives presentations throughout the year from management that include discussions of significant risks specific to the Company and the banking industry. Periodically, at Board meetings, management discusses matters of particular importance or concern, including any significant areas of risk requiring Board attention. We believe our risk oversight is also supported by our current Board leadership structure, with the Chairman of the Board working together with the independent Audit Committee and other standing committees.
Independent Directors
The Company’s common stock is listed on the NASDAQ Global Select Market under the symbol “SBSI.”  NASDAQ listing rules require a majority of our directors to be “independent directors,” as defined in the NASDAQ listing rules.  The Board has affirmatively determined that all of the Company’s directors, other than Lee R. Gibson and H. J. Shands, III, are independent directors under the NASDAQ listing rules. Each member of the Board’s Audit, Corporate Governance and Nominating and Compensation Committees qualifies as an independent director, and all other Board committees are comprised of a majority of independent directors. All Board committees are chaired by independent directors.
Shareholder Communication with the Board of Directors
The Company has adopted a procedure by which shareholders may send communications to one or more members of the Board by writing to such director(s) or to the Board as a whole in care of the Corporate Secretary, Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701.  Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the Board as a whole.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics (the “Code”) applicable to all directors, officers and employees of the Company and its subsidiaries.  The Code is available on the Company’s website, https://investors.southside.com, under the topic Governance Documents.  Within the time period required by the Securities and Exchange Commission (“SEC”) and NASDAQ, we will post on our website any amendment to the Code and any waiver applicable to any of our directors, executive officers or senior financial officers. We include our website address throughout this filing only as textual references. The information contained on our website is not incorporated in this proxy statement by reference.
Procedures for Reporting Concerns including Accounting, Internal Accounting Controls or Auditing Matters
Management of the Company has established a Whistle Blower Policy, which includes an online reporting system available for reporting 24-hours, seven-days-a-week.  This is a confidential service by which officers and employees can report to an independent company any issues or concerns, including human resource matters, or any questionable accounting or auditing

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matters, including, but not limited to, the following: fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company; fraud or deliberate error in the recording and maintenance of financial records of the Company; deficiencies in or noncompliance with the Company’s internal accounting controls; misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or deviation from full and fair reporting of the Company’s financial condition.  Human resource complaints are reported directly to the Human Resource Director; all other complaints are reported directly to the Chairman of the Audit Committee and to the Chief Audit Executive of the Company, and will be reviewed by Internal Audit under the direction of the Audit Committee.  All complaints submitted will be promptly investigated and appropriate corrective action will be taken, as warranted by the investigation.  Management is committed to complying with all applicable securities laws and regulations and, therefore, encourages officers and employees to raise any issues or concerns by using the online reporting system.
Anti-Hedging and Anti-Pledging Policy
The Company maintains an anti-hedging and anti-pledging policy, which prohibits executive officers, directors and employees who receive equity grants from (1) directly or indirectly engaging in any hedging or monetization transactions, such as exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars, forward sale contracts and other derivative instruments, through transactions in the Company’s securities or through the use of financial instruments designed for such purpose, (2) engaging in short sale transactions in the Company’s securities or (3) pledging the Company’s securities as collateral for a loan, including through the use of traditional margin accounts with a broker.
The Company maintains this policy to prevent the appearance of a person trading based on inside information, as hedging transactions might be considered short-term bets and a margin sale or foreclosure sale could occur at a time when the pledger is aware of nonpublic information or during a blackout trading period. In addition, transactions in options may also focus the person’s attention on short-term performance at the expense of the Company's long-term objectives.

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BOARD COMMITTEES
Southside Bancshares, Inc. Board Committees
The Board has five standing committees:
•Audit Committee;
•Compensation Committee;
•IT, Digital Banking and Innovation Committee;
•Corporate Governance and Nominating Committee; and
•Risk Committee.
Each of the Committees of the Company's Board have a formal written charter, which can be found on the Company’s website, https://investors.southside.com, under the topic Governance Documents.
Southside Bank Board Committees
The Southside Bank Board has five standing committees:
•Executive Committee;
•Loan/Discount Committee;
•Trust Committee;
•Compliance/IT/CRA Committee; and
•Investment/Asset-Liability Committee (ALCO).
The following table presents the compositions of the Committees of both the Company's Board and the Southside Bank Board, as well as the number of meetings held, for the year ended December 31, 2021:

Directors	Southside Bancshares, Inc.							Southside Bank
	Independent	Board	Committees					Board	Committees
			Audit	Compensation	IT, Digital Banking and Innovation	Corporate Governance and Nominating	Risk		Executive/ Loan and Discount	Trust	Compliance /IT CRA	ALCO
Lawrence Anderson, M.D.	✓	✓		✓	C	✓		✓	✓
S. Elaine Anderson, CPA	✓	✓	✓				C	✓	✓		✓	✓
Michael J. Bosworth	✓	✓			✓		✓	✓	✓	✓
Herbert C. Buie	✓	✓				✓		✓	✓	✓
Patricia A. Callan	✓	✓		C	✓	✓		✓	✓
Shannon Dacus	✓	✓				✓	✓	✓	✓	✓
John R. (Bob) Garrett	✓	C						C	C
Lee R. Gibson, CPA		✓						✓	✓	A		A
George H. (Trey) Henderson, III	✓	✓		✓			✓	✓	✓	C
Melvin B. Lovelady, CPA	✓	✓	✓	✓				✓	✓		✓	✓
Tony K. Morgan, CPA	✓	✓	C		✓			✓	✓		C	✓
John F. Sammons, Jr.	✓	✓		✓		✓		✓	✓	✓
H. J. Shands, III		✓			✓		✓	✓	✓			✓
William Sheehy	✓	✓	✓				✓	✓	✓		✓	✓
Preston L. Smith	✓	✓	✓		✓	C		✓	✓		✓	✓
Donald W. Thedford	✓	VC						VC	✓
Meetings during 2021		15	15	8	4	5	4	13	50	12	12	12

C	Chairman
VC	Vice Chairman
A	Advisory Member

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Board of Directors Meeting Attendance
During 2021, each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she served as a director) and (2) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). All of the Company’s directors were in attendance at the Company’s 2021 Annual Meeting.  Although the Company has not adopted a formal written policy with respect to director attendance at meetings, we encourage our directors to attend each Annual Meeting of Shareholders and all meetings of the Board and committees on which the directors serve.
These committees were formed to assist the boards of directors of the Company and Southside Bank in the discharge of their respective responsibilities.  The purpose and composition of these committees is described below.
Audit Committee of Southside Bancshares, Inc.
The Audit Committee of the Board was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Corporate Governance and Nominating Committee of the Board has unanimously determined that S. Elaine Anderson, CPA, Melvin B. Lovelady, CPA, and Tony K. Morgan, CPA, each qualify as an “audit committee financial expert” as defined by the SEC.  The Corporate Governance and Nominating Committee of the Board has also unanimously determined that all Audit Committee members are financially literate under the current NASDAQ listing rules.
The Audit Committee is primarily responsible for the engagement of the Company's independent registered certified public accounting firm, oversight of the Company’s financial statements and controls, assessing and ensuring the independence, qualifications and performances of the independent registered certified public accounting firm, approving the services and fees of the independent registered certified public accounting firm and reviewing and approving the annual audited financial statements of the Company before issuance, subject to the approval of the Board.  The Audit Committee manages the Company’s relationship with its independent registered certified public accounting firm, who reports directly to the Audit Committee.  The Audit Committee also monitors the internal audit function, internal accounting procedures and assures compliance with all appropriate statutes and regulations.  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties, with funding from the Company for such advice and assistance.  No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors’ fees.
Corporate Governance and Nominating Committee of Southside Bancshares, Inc.
The Corporate Governance and Nominating Committee is responsible for identifying, screening and recommending candidates for election to the Board and seeks to create a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience and background with respect to accounting and finance, management and leadership, business judgment, industry knowledge and corporate governance.  When the Corporate Governance and Nominating Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of director attributes.
The Company’s Board of Directors has established the following process for the identification and selection of candidates for director.  The Corporate Governance and Nominating Committee, in consultation with the Chairman of the Board, annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board to determine whether the Board would be better enhanced by the addition of one or more directors.  In considering board of director candidates, the Corporate Governance and Nominating Committee takes into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge, skills and ownership of the Company’s stock.  The Corporate Governance and Nominating Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of the Company's shareholders.  A candidate should possess a working knowledge of the Company’s current local market areas.  Additionally, the Corporate Governance and Nominating Committee will consider the number of boards the candidate currently serves on when assessing whether the candidate has the appropriate amount of time to devote to serving on the Company’s Board. The Corporate Governance and Nominating Committee, when considering diversity, gives strong consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but the Committee does not have a formal policy regarding Board diversity.
The Corporate Governance and Nominating Committee identifies candidates to the Board by introduction from management, members of the Board, employees or other sources, and shareholders that satisfy the Company’s policy regarding shareholder recommended candidates.  The Corporate Governance and Nominating Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources.  Shareholders wishing to submit director candidate recommendations for the 2023 Annual Meeting should write to the Corporate Governance and Nominating Committee in care of the Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711.  Any such shareholder must follow the procedures set forth in the Company’s bylaws and the Corporate Governance and Nominating Committee charter.  Our bylaws provide that proposals that comply with all rules and requirements of the SEC and are included in our proxy statement are deemed to comply with the advance notice procedures in our bylaws. Shareholder director recommendations must be submitted to the Corporate Secretary on or before December 1, 2022, in order to be included

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in the proxy statement for the 2023 Annual Meeting.  See “Shareholder Proposals.”  The Corporate Governance and Nominating Committee is not obligated to recommend any individual proposed by a shareholder as a nominee for election to the Board.  No shareholder recommendations have been received by the Company for this Annual Meeting.  Accordingly, no rejections or refusals of such candidates have been made by the Company.
In addition, the Corporate Governance and Nominating Committee is responsible for identifying, screening and recommending to the Board candidates to serve on the Compensation Committee, Audit Committee, Risk Committee and IT, Digital Banking and Innovation Committee. These recommendations are submitted to the Board for final approval.
Compensation Committee of Southside Bancshares, Inc.
The Compensation Committee of the Board reviews the Company’s general compensation philosophy and oversees the development of compensation and benefit programs.  The Compensation Committee recommends the compensation for the named executive officers of the Company, all of whom are executive officers of the Company and Southside Bank.  The boards of directors of the Company and Southside Bank consider the recommendations of the Compensation Committee and approve the compensation of the named executive officers.  Pursuant to its charter, the Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis below.
Risk Committee of Southside Bancshares, Inc.
The purpose of the Risk Committee is to assist the Board in fulfilling its oversight responsibilities with regard to the risk appetite of the Company, enterprise-wide risk management, compliance framework and the governance structure that supports it. The primary responsibility of the Risk Committee is to oversee and improve company-wide risk management practices while assisting the Board by:
•Ensuring that the executive team has identified and assessed the key risks the Company faces and has established a risk management infrastructure capable of addressing those risks;
•Overseeing, in conjunction with other Board-level committees or the full Board, if applicable, risks, such as strategic, financial, credit, liquidity, security, property, IT (including cyber security), legal, regulatory, reputational and other risks;
•Overseeing the division of risk-related responsibilities to each Board committee as clearly as possible and performing a gap analysis to determine the full oversight of all risks; and
•Approving, in conjunction with the full Board, the Company’s enterprise-wide risk management framework.
In addition to the Company's Board members specified above, also serving on the committee is Suni Davis, CRO of the Company and Southside Bank.
IT, Digital Banking and Innovation Committee of Southside Bancshares, Inc.
The purpose of the IT, Digital Banking and Innovation Committee is to assist the Board in fulfilling its oversight responsibilities with regard to IT, digital banking and innovation. Specific responsibilities of this committee are:
•Provide oversight on IT strategies and subjects related to digital innovation, digital banking strategies, products and business/IT;
•Review management reports and provide oversight of the implementation of major digital banking, technology innovation and business/IT projects and architecture decisions;
•Review the IT plan which demonstrates objectives and targets for digital banking, technology innovation and business/IT risks, proposals and acquisition processes; and
•Ensure the Company’s digital banking, digital innovation and business/IT programs effectively support its business objectives and strategies.
In addition to the Company's Board members specified above, also serving on the committee are bank officers Cindy Blackstone, Jason Cathey, Ramon Cocolan, Trent Dawson, Justin Hutcheson, Brian K. McCabe, Gordon Roberts, Leigh Anne Rozell and Lora Stockhammer.

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COMMITTEES OF SOUTHSIDE BANK
Executive Committee and Loan/Discount Committee of Southside Bank
The Executive Committee is authorized to act on behalf of the Board of directors of Southside Bank between scheduled Board meetings, subject to certain limitations.  The members of the Executive Committee comprise the Loan/Discount Committee of Southside Bank.  It is the Loan/Discount Committee’s responsibility to monitor credit quality, review extensions of credit and approve selected credits in accordance with the loan policy.
In addition to the Company's Board members specified above, also serving on the committee as an advisory director of Southside Bank is T. L. Arnold, Jr., Chief Credit Officer.
Trust Committee of Southside Bank
The Trust Committee of Southside Bank is responsible for the oversight of the operations and activities of the Wealth Management and Trust Department. In addition to the Company's Board members specified above, also serving on this committee as advisory members are Julie N. Shamburger, Brian K. McCabe and Lonny Uzzell. Officers of Southside Bank who serve on the committee include Ernest King and Kim Partin (Chair).
Compliance, IT and Community Reinvestment Act (CRA) Committee of Southside Bank
The Compliance/IT/CRA Committee of Southside Bank is responsible for ensuring compliance with all appropriate statutes and reviews IT and community reinvestment activities.  The Compliance/IT/CRA Committee is comprised solely of persons who are directors of the Company and Southside Bank but who are not officers or employees.
Investment/Asset-Liability Committee (ALCO) of Southside Bank
The Investment/Asset-Liability Committee is responsible for reviewing Southside Bank’s overall asset and funding mix, asset-liability management policies and investment policies. In addition to the Company's Board members specified above, officers serving on this committee include Suni Davis (Chair), Julie N. Shamburger, Tim Alexander, T. L. Arnold, Jr., Peter Boyd, Kyle Gibson, Jared Green, Michael Phea, Amanda Reagan and Lonny Uzzell.

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DIRECTOR COMPENSATION
DIRECTOR COMPENSATION PROGRAM
The Board adopted a Director Compensation Program (the “Program”) for compensating non-employee directors, effective as of the 2020 Annual Meeting. Under the Program, non-employee directors are paid an annual retainer of $101,000, which is payable in quarterly installments, for each year of his or her service on the Board (each, a “Service Year”). Each Service Year commences on the date of the Company’s Annual Meeting at which Board members are elected or appointed. Non-employee directors do not receive compensation for service on the Company or Southside Bank Boards.
In addition to the annual retainer, the following positions received an additional retainer for 2021 as follows:

Position	Additional Retainer
Chairman	$48,500
Vice Chairman	$23,500
Audit Committee Chairman	$23,500
Compensation Committee Chairman	$5,000
Directors may elect to receive all or a specified portion of their annual cash retainer and any additional annual cash retainers in the form of restricted stock units (“RSUs”). The RSUs are granted on or about the first day of the Service Year and have a value on the grant date approximately equal to the amount of the annual cash retainer payment that he or she has elected to receive in the form of RSUs. The RSUs vest (become non-forfeitable) on the first anniversary of the grant date (or, if earlier, on the date of the Company’s Annual Meeting that occurs in the year immediately following the year of grant, in the event Grantee is not standing for re-election to the Board at such Annual Meeting) (with accelerated vesting on a pro rata basis in the event of death, disability or a change in control of the Company). Directors may elect to receive shares of common stock in settlement of their RSUs on the vesting date, or they may elect to defer the receipt of such shares and instead receive them on a specified anniversary of the grant date or upon termination of their service on the Board (subject, in each case, to earlier settlement upon a change in control of the Company).

2021 DIRECTOR COMPENSATION
The table below summarizes the compensation earned by the Company's directors for the year ended December 31, 2021. Lee R. Gibson, the Company’s President and CEO, is not included in the table below, as he is an officer of the Company, and thus received no compensation for his service as a director during 2021. Mr. Gibson's compensation is shown in the Summary Compensation Table under Executive Compensation.

Name	Fees Earned or Paid in Cash ($) (1)	All Other Compensation ($)	Total ($)
Lawrence Anderson, M.D.	$101,000	$—	$101,000
S. Elaine Anderson, CPA	101,000	—	101,000
Michael J. Bosworth (2)	101,000	—	101,000
Herbert C. Buie	101,000	—	101,000
Patricia A. Callan (3)	106,000	—	106,000
Shannon Dacus (2)	101,000	—	101,000
John R. (Bob) Garrett (2)(4)	149,500	—	149,500
George H. (Trey) Henderson, III (2)	101,000	—	101,000
Melvin B. Lovelady, CPA (5)	109,434	—	109,434
Tony K. Morgan, CPA (2)(5)	116,066	—	116,066
John F. Sammons, Jr. (2)	101,000	—	101,000
H. J. Shands, III	101,000	—	101,000
William Sheehy	101,000	—	101,000
Preston L. Smith (2)	101,000	—	101,000
Donald W. Thedford (6)	124,500	—	124,500
(1)Amounts reflect fees earned by each non-employee director in 2021 and includes fees earned during 2021 in which directors elected to receive RSUs in lieu of cash. See table below.
(2)Director elected to receive a portion of director fees in RSUs in lieu of cash. RSUs were granted on May 14, 2020 and May 12, 2021 based on the portion of fees elected to receive in RSUs for the applicable Service Year and the aggregate grant date fair

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market value, determined in accordance with FASB ASC Topic 718. The table below summarizes grants with fees forgone in 2021, or the portion of grant value earned, during the fiscal year 2021.

	May 14, 2020 Grant				May 12, 2021 Grant
Name	2021 Fees Foregone ($) (a)	RSUs Granted (#) (b)	Total Fair Value of Grant ($) (c)	Settlement Date (d)	2021 Fees Foregone ($) (a)	RSUs Granted (#) (b)	Total Fair Value of Grant ($) (c)	Settlement Date (d)
Michael J. Bosworth	$27,598	2,913	$75,738	5/14/2025	$48,550	1,839	$75,730	5/12/2024
Shannon Dacus	14,713	1,553	40,378	5/14/2021	25,899	981	40,398	5/12/2022
John R. (Bob) Garrett	8,167	862	22,412	5/14/2021	14,362	544	22,402	5/12/2022
George H. (Trey) Henderson, III	18,398	1,942	50,492	5/14/2021	32,367	1,226	50,487	5/12/2022
Tony K. Morgan, CPA	18,398	1,942	50,492	5/14/2025	39,891	1,511	62,223	5/12/2026
John F. Sammons, Jr.	7,352	776	20,176	5/14/2025	—	—	—	—
Preston L. Smith	18,398	1,942	50,492	5/14/2021	32,367	1,226	50,487	5/12/2022

(a)Amount included in the Fees Earned column in the 2021 Director Compensation Table, and reflects the portion of the annual cash retainer earned in 2021, which the director has elected to receive in RSUs and will be received in common shares on the settlement date.
(b)Total RSUs granted for the Service Year based on the annual cash retainer or additional cash retainer the director elected to receive in RSUs and the grant date fair market value, determined in accordance with FASB ASC Topic 718. Since a Service Year runs from the date of the Company’s Annual Meeting to the next Annual Meeting, and RSUs are granted on or about the first day of a Service Year, a portion of the May 14, 2020 grant reflects payment for service in calendar year 2020, and a portion of the May 12, 2021 grant reflects payment for service in calendar year 2022.
(c)Aggregate grant date fair market value, determined in accordance with FASB ASC Topic 718.
(d)Settlement date elected by the director, in which shares of common stock will be received in settlement of the RSUs.

(3)Compensation includes an additional retainer of $5,000 for serving as Compensation Committee Chairman.
(4)Compensation includes an additional retainer of $48,500 for serving as Chairman of the Board.
(5)Compensation includes a pro-rated portion of an additional retainer of $23,500 for serving as Audit Committee Chairman. Melvin B. Lovelady served as the Audit Committee Chairman until the 2021 Annual Meeting; thereafter, Tony K. Morgan, CPA served as the Audit Committee Chairman. Accordingly, the retainer was pro-rated for each Chairman's service.
(6)Compensation includes an additional retainer of $23,500 for serving as Vice Chairman of the Board.

DIRECTOR STOCK OWNERSHIP POLICY
To help promote the alignment of the personal interests of the Company’s directors with the interests of our shareholders, in February 2014 the Company established a stock ownership policy for all non-employee directors. Under this policy, each non-employee director is required to own at least 5,000 shares of the Company’s common stock within five years after the date he or she is first elected as a director and maintain such ownership while serving on the Board. For new directors, the acquisition period is measured using the calendar year, with the director's five-year accumulation period beginning on January 1 of the year following their election. To the extent a director is not in compliance with the policy after the five-year accumulation period, any compensation paid to that director must be in the form of stock compensation and the director is required to retain 50% of these stock awards.
As of March 23, 2022, all current non-employee directors met the ownership requirement, except Shannon Dacus, who was elected to the Board in 2020, and Alton L. Frailey, who was appointed to the Board in 2022. Ms. Dacus has 3,135 qualifying shares as of March 23, 2022, and will be required to own 5,000 shares as of December 31, 2025. Mr. Frailey has no qualifying shares as of March 23, 2022, and will be required to own 5,000 shares as of December 31, 2027.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding beneficial ownership of our common stock as of March 23, 2022 for the following persons:
•each person known by us to beneficially own more than 5% of our outstanding common stock;
•each of our directors;
•each of our named executive officers included in our Summary Compensation Table; and
•all of our directors and executive officers as a group, including executive officers not named in the table.
Unless otherwise indicated, the address of each of the named individuals is 1201 South Beckham Avenue, Tyler, Texas 75701.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Lawrence Anderson, M.D. (2)	15,929	*
S. Elaine Anderson, CPA (3)	30,392	*
Michael J. Bosworth (4)	78,921	*
Herbert C. Buie (5)	674,928	2.1
Patricia A. Callan (6)	7,995	*
Shannon Dacus (7)	3,135	*
Alton L. Frailey	—	—
John R. (Bob) Garrett (8)	19,278	*
Lee R. Gibson, CPA (9)	148,734	*
George H. (Trey) Henderson, III (10)	43,606	*
Melvin B. Lovelady, CPA (11)	22,742	*
Tony K. Morgan, CPA (12)	18,450	*
John F. Sammons, Jr. (13)	28,187	*
H. J. Shands, III (14)	298,462	*
William Sheehy (15)	156,859	*
Preston L. Smith (16)	13,906	*
Donald W. Thedford	14,361	*
Tim Alexander (17)	56,845	*
T. L. Arnold, Jr.(18)	30,394	*
Brian K. McCabe (19)	49,764	*
Julie N. Shamburger, CPA (20)	58,577	*
BlackRock, Inc. (21)	4,670,349	14.4
The Vanguard Group (22)	2,374,273	7.3
All directors and executive officers of the Company as a group (25 in total). (23)	1,828,087	5.7
    *    Less than 1% of total outstanding shares (32,355,332) as of March 23, 2022.
(1)Unless otherwise indicated, all shares are beneficially owned and the sole voting and investment power is held by the person named.
(2)Dr. Anderson beneficially owns 15,929 shares held through a spousal trust.
(3)Ms. Anderson has sole voting and investment power with respect to 8,568 shares owned individually. Ms. Anderson owns 681 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 21,143 shares owned by Ms. Anderson's husband, of which she disclaims beneficial ownership.
(4)Mr. Bosworth has joint voting and investment power with his wife with respect to 15,523 shares owned jointly and has sole voting and investment power with respect to 49,413 shares owned individually. Mr. Bosworth beneficially owns 13,985 shares held by Bosworth & Associates, which he owns jointly with his wife.
(5)Mr. Buie has sole voting and investment power with respect to 617,631 shares owned individually.  Mr. Buie also owns 31,408 shares in individual retirement accounts and has sole voting and investment power in these shares. Also included in the total are 1,000 shares Mr. Buie holds as custodian for his granddaughter, as well as 16,553 shares owned by Mr. Buie’s wife (recently deceased), 4,353 shares held in a trust for the benefit of their son, for which Mrs. Buie served as trustee and 3,983 shares held in a trust for the benefit of their daughter, for which Mrs. Buie served as trustee.  Mr. Buie disclaims beneficial ownership of these 25,889 shares, which are included in the total.
(6)Ms. Callan has sole voting and investment power with respect to 2,956 shares owned individually and 5,039 shares in an individual retirement account.
(7)Included in the total are 1,015 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(8)Included in the total are 563 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(9)Mr. Gibson has sole voting and investment power with respect to 37,323 shares owned individually.  He also has sole voting power, but not investment power, with respect to 25,984 shares owned in the Company’s ESOP, in which he is 100% vested. Mr. Gibson owns 7,246 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 78,181 shares subject to stock options that are exercisable within 60 days of the record date.
(10)Included in the total are 1,268 RSUs which will vest and convert to shares of common stock within 60 days of the record date.
(11)Mr. Lovelady has sole voting and investment power with respect to 20,742 shares owned individually and 2,000 shares in an individual retirement account.
(12)Mr. Morgan beneficially owns 18,450 shares held by Linden Partners LTD, which is owned jointly with his wife.

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(13)Mr. Sammons has sole voting and investment power with respect to 26,687 shares owned individually and 1,500 shares in an individual retirement account.
(14)Mr. Shands has sole voting and investment power with respect to 66,888 shares owned individually and 6,502 shares in an individual retirement account. He also has sole voting power, but not investment power, with respect to 264 shares owned in the Company’s ESOP, in which he is 100% vested. Also included in the total are 5,721 shares owned by Mr. Shands' wife and 201,952 shares held in a spousal trust, of which he disclaims beneficial ownership. Also included in the total are 17,135 shares subject to stock options that are exercisable within 60 days of the record date.
(15)Mr. Sheehy has sole voting and investment power with respect to 138,900 shares owned individually and 17,754 shares in an individual retirement account. Mr. Sheehy is custodian for his grandchild for 205 shares, which are included in the total, of which he disclaims beneficial ownership.
(16)Mr. Smith has joint voting and investment power with his wife with respect to 4,277 shares owned jointly and has sole voting and investment power with respect to 6,931 shares owned individually. Included in the total are 1,268 RSUs which will vest and convert to shares of common stock within 60 days of the record date. Also included in the total are 1,430 shares owned by Mr. Smith's wife, of which he disclaims beneficial ownership.
(17)Mr. Alexander has sole voting and investment power with respect to 5,139 shares owned individually.  He also has sole voting power, but not investment power, with respect to 2,439 shares owned in the Company’s ESOP, in which he is 100% vested. Mr. Alexander owns 16,740 shares in individual retirement accounts and has sole voting and investment power in these shares. Mr. Alexander is custodian for his grandchild for 18 shares, which are included in the total, of which he disclaims beneficial ownership. Also included in the total are 32,509 shares subject to stock options that are exercisable within 60 days of the record date.
(18)Mr. Arnold has sole voting and investment power with respect to 10,647 shares owned individually.  He also has sole voting power, but not investment power, with respect to 915 shares owned in the Company’s ESOP, in which he is 100% vested. Also included in the total are 18,832 shares subject to stock options that are exercisable within 60 days of the record date.
(19)Mr. McCabe has sole voting and investment power with respect to 14,002 shares owned individually and has sole voting power, but not investment power, with respect to 12,637 shares owned in the Company's ESOP, in which he is 100% vested. Mr. McCabe owns 7,473 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 15,652 shares subject to stock options that are exercisable within 60 days of the record date.
(20)Ms. Shamburger has sole voting and investment power with respect to 16,461 shares owned individually.  She also has sole voting power, but not investment power, with respect to 6,513 shares owned in the Company’s ESOP, in which she is 100% vested. Ms. Shamburger owns 4,097 shares in an individual retirement account and has sole voting and investment power in these shares. Included in the total are 3,250 shares owned by Ms. Shamburger's husband, of which she disclaims beneficial ownership. Also included in the total are 28,256 shares subject to stock options that are exercisable within 60 days of the record date.
(21)Information obtained solely by reference to the Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc. (“BlackRock”).  BlackRock reported that it has sole voting power over 4,610,191 shares and sole dispositive power over 4,670,349 shares held as of December 31, 2021.  BlackRock also reported that certain persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock and that one person’s interest is more than five percent of our total outstanding common stock, iShares Core S&P Small-Cap ETF.  The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(22)Information obtained solely by reference to the Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group (“Vanguard”).  Vanguard reported that it has shared voting power over 28,411 shares, sole dispositive power over 2,322,308 shares and shared dispositive power over 51,965 shares held as of December 31, 2021.   The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(23)Includes executive officer ownership of 56,622 shares not listed in the table. Included in the 56,622 shares, are 25,619 shares subject to stock options that are exercisable within 60 days of the record date.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee oversees and makes recommendations for all aspects of executive officer compensation.  The Board considers the recommendations of the Compensation Committee and approves the compensation of the executive officers.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis in this proxy statement.
In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its proxy statement on Schedule 14A to be filed in connection with the Company’s 2022 Annual Meeting, each of which will be filed with the SEC.
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
Submitted by the Compensation Committee of the Board.

Patricia A. Callan, Chairman	Melvin B. Lovelady, CPA
Lawrence Anderson, M.D.	John F. Sammons, Jr.
George H. (Trey) Henderson, III

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
In the paragraphs that follow, we will give an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions.  Later in this proxy statement under the heading “Executive Compensation” you will find a series of tables containing specific information about the compensation earned or paid in 2021 to the following executive officers, who are referred to as the “named executive officers” or “NEOs.”
•Lee R. Gibson, CPA - President, Chief Executive Officer and Director of the Company and Southside Bank;
•Julie N. Shamburger, CPA - Chief Financial Officer of the Company and Southside Bank and advisory director of Southside Bank;
•Tim Alexander - Chief Lending Officer of the Company and Southside Bank and advisory director of Southside Bank;
•Brian K. McCabe - Chief Operations Officer of the Company and Southside Bank and advisory director of Southside Bank; and
•T. L. Arnold, Jr. - Chief Credit Officer of the Company and Southside Bank and advisory director of Southside Bank.
The Compensation Committee of the Board (the “Committee”) has the responsibility for reviewing and establishing the Company’s compensation programs, consistent with the Company’s compensation philosophy.  The Committee attempts to ensure the total compensation paid to the NEOs is fair, reasonable, and competitive.  The Committee conducts an annual base salary and bonus compensation level review of the NEOs and occasionally engages outside consultants, as discussed below.  When determining compensation opportunities, the Committee typically does not establish specific performance goals for the NEOs, but instead evaluates and reviews each NEO’s contribution to the overall performance of the Company, taking into account any changes in duties or responsibilities, the overall banking environment, skills and talents demonstrated during the year and leadership.
During 2021, the Committee reviewed with management the design and operation of the incentive compensation arrangements for the NEOs and other employees of Southside Bank for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company.  The Committee concluded the incentive plans and policies do not encourage the NEOs or other employees to take risks that are reasonably likely to have a material adverse effect on the long-term well-being of the Company.
The Committee also reviews and develops recommendations for all director compensation.

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Compensation Philosophy and Objectives
The Committee believes the most effective executive compensation program is one that is designed to reward long-term and strategic performance and which aligns executives’ interests with those of the shareholders, with the ultimate objective of improving long-term shareholder value.  The Committee evaluates both performance and compensation to ensure the Company maintains its ability to attract and retain superior officers in key positions and that compensation provided to key officers remains competitive relative to the compensation paid to similarly situated executives of our peer companies (as discussed below).  To that end, the Committee believes executive compensation provided by the Company to its NEOs should include cash, stock-based compensation and other benefits that reward both Company and executive performance.  Performance is evaluated in a number of ways.  First and most importantly, the Committee evaluates the overall performance of the Company during the year and over a longer term, typically three years.  Performance metrics evaluated include profitability, return on equity, ability to pay dividends to shareholders, overall asset quality, capital levels and earnings per share.  The Company’s performance is measured against its peers utilizing outside independently produced peer group data.  The Committee also takes into consideration the results of outside examinations and audits.  The Committee evaluates individual performance of each NEO in their areas of responsibility and to the Company as a whole, taking into consideration the overall banking environment.  Using this information as a guide, the Committee then works through its process of evaluating and setting compensation.
Role of Executive Officers in Compensation Decisions
The Committee makes recommendations to the Board regarding all compensation decisions for the NEOs.  The CEO provides input regarding the performance of the other NEOs and makes recommendations for compensation amounts payable to the other NEOs.  These recommendations are based on the CEO’s personal observation of each NEO's performance, commitment and contribution to the Company.  The CEO is not involved with any aspect of determining his own pay.
Setting Executive Compensation
Based on the compensation objectives noted above, the Committee has structured the NEOs’ annual compensation to be competitive and to motivate and reward the NEOs for their performance.
The Committee utilizes a Compensation Peer Group for comparative purposes for compensation and performance-related benchmarks, as well as compensation structure. The Committee reviews the Compensation Peer Group annually to ensure continued appropriateness. In 2021, the Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to serve as an independent outside consultant to the Company, reporting directly to the Committee. Meridian advised the Committee on potential peers based on asset size and location, including metropolitan areas, given Southside's operations in metropolitan areas in Texas. Meridian also advised the Committee to expand the number of companies in the Compensation Peer Group to ensure statistical validity and to account for mergers and acquisitions. The 2021 Compensation Peer Group approved by the Committee was changed from the 2020 Compensation Peer Group, by removing 7 companies: 1st Source Corporate, Enterprise Financial Services Corp, First Busey Corporation, First Merchants Corporation, Great Southern Bancorp, Inc., Lakeland Financial Corporation and Park National Corporation, and adding 11 companies noted in the table below. The new Compensation Peer Group consists of 16 companies ranging in assets from $3.0 billion to $14.6 billion, with a focus on metropolitan areas. The companies comprising the 2021 Compensation Peer Group are listed as follows:

2021 Compensation Peer Group
Renasant Corporation (RNST)(1)	Origin Bancorp, Inc. (OBNK)
ServisFirst Bancshares, Inc. (SFBS)	National Bank Holdings Corporation (NBHC)
FB Financial Corporation (FBK)(1)	Allegiance Bancshares, Inc. (ABTX)(1)
First Financial Bankshares, Inc. (FFIN)	Triumph Bancorp, Inc. (TBK)(1)
Veritex Holdings, Inc. (VBTX)(1)	City Holding Company (CHCO)(1)
Seacoast Banking Corporation of Florida (SBCF)	The First Bancshares, Inc. (FBMS)(1)
Live Oak Bancshares, Inc. (LOB)(1)	Business First Bancshares, Inc. (BFST)(1)
Amerant Bancorp, Inc. (AMTB)(1)	CBTX, Inc. (CBTX)(1)
(1) New compensation peer in 2021
2021 Executive Compensation Components
For the fiscal year ended December 31, 2021, the principal components of compensation for NEOs were:
•Base salary;
•Annual incentive program;
•Long-term equity incentive awards;
•Retirement benefits;
•Perquisites and other personal benefits; and
•Health and welfare benefits.

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2021 In Review
Southside Bancshares, Inc. financial results for 2021 included a return on average shareholders' equity of 12.77% and a return on average assets of 1.59%. Net income for 2021 increased $31.2 million, or 38.0%, and diluted earnings per common share increased $1.00, or 40.5%. During 2021, deposits increased 16.0%, loans increased 5.0%, net of loans originated under the Paycheck Protection Program, and nonperforming assets as a percentage of total assets decreased to 0.16%.
Base Salary
The Company provides NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year.  Base salaries for NEOs are determined based on their position and responsibility by using comparable market data adjusted for duties and responsibilities.
During the review of base salaries for executives, the Committee primarily considers:
•Compensation Peer Group data;
•Internal review of the executive’s compensation, both individually and relative to other officers;
•Overall individual performance of the executive;
•Scope of responsibilities;
•Experience; and
•Tenure with the Company.
Salary levels are typically considered annually as part of the Company’s performance review process, as well as upon a promotion or other change in job responsibility.  Merit-based increases to salaries of NEOs are based on the Committee’s assessment of performance after considering recommendations of the CEO (other than with respect to himself).  The NEO salaries for 2021 were approved by the Committee based on the CEO’s recommendations for the other NEOs and Company performance.
After considering all of the relevant factors and the performance of each executive, the Committee decided that Lee R. Gibson and Julie N. Shamburger would receive a 3.0% and 3.7% increase in base salary for 2021, respectively. Tim Alexander, Brian K. McCabe and T. L. Arnold, Jr. received a 1.7%, 3.0% and 3.6% increase in base salary for 2021, respectively.
Annual Incentive Program
During 2021, the Board approved a new Annual Incentive Program (“AIP”) for certain of its most senior executive officers. The new AIP provides participants with an opportunity to earn cash awards based on achievement of performance measures established by the Committee. We believe a significant amount of executive compensation should be contingent on Company performance.  The AIP formalizes this philosophy for our top executives by providing a cash incentive for the attainment of profitable growth and stable financial operating conditions.
Performance measures include quantitative performance goals and a qualitative scorecard. Performance measures are selected based on the role of the participant and their contributions to the Company. For the CEO, CFO, CLO and COO, performance measures selected were Earnings Per Share (“EPS”), Loan Growth, Return on Average Tangible Common Equity (“ROATCE”) and qualitative scorecard. Performance measures selected for the CCO were EPS, Non-Performing Assets (“NPAs”), ROATCE and qualitative scorecard.
Weightings are used to differentiate the relative importance or priority of the performance measures. Each participant is assigned a weighting for each performance measure by the Committee, with a total weighting of 100%. Each performance measure is weighted a minimum of 5%, with the total quantitative performance goals consisting of 75%, and the qualitative scorecard of 25%. The payout for performance measures ranges from minimum threshold of 50%, target of 100% and maximum of 150%. Payout for performance between the minimum threshold, target and maximum is calculated on a straight line basis, and performance below the minimum threshold results in no payout.
Each participant is assigned a target award by the Committee, calculated as a percentage of base salary for the program year, which represents 100% target payout of all performance measures.
The qualitative scorecard represents 25% of total performance, the committee sets scorecard goals specific to each participant at the beginning of the program year. Such goals include developing new programs, succession coaching, developing talent and other strategic initiatives.
See the 2021 Grants of Plan-Based Awards table below for Threshold, Target and Maximum amounts for the NEOs under the AIP.

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The following table presents the performance measures and payout levels determined by the committee, as well as the actual results and payout as a % of the target for 2021:

Performance Measure	50%	100%	150%	2021		Actual Payout as a % of Target
	Threshold	Target	Maximum	Results
EPS	$2.59	$2.88	$3.31	$3.39	(1)	150.0%
Loan Growth	5.80%	7.20%	10.10%	5.00%		—
NPAs as a % of Total Assets	0.60%	0.30%	0.10%	0.16%		135.0%
ROATCE	12.90%	14.30%	16.40%	16.59%	(1)	150.0%
(1) Net income was reduced for net securities gains, net of tax, in the amount of $3.1 million for the purpose of this calculation.
The following table presents payout for each performance measure and total payout for 2021:

Performance Measure	Weighting(1)	Actual Payout as a % of Target
		Gibson	Shamburger	Alexander	McCabe	Arnold
EPS	40%	150.0%	150.0%	150.0%	150.0%	150.0%
Loan Growth	15% / 20%(2)	—	—	—	—	N/A
ROATCE	15% / 20%(3)	150.0%	150.0%	150.0%	150.0%	150.0%
NPAs as a % of Total Assets	20%	N/A	N/A	N/A	N/A	135.0%
Scorecard	25%	96.0%	96.0%	92.0%	84.0%	96.0%
Target Payout as a % of Base Salary		45.0%	37.5%	32.5%	32.5%	32.5%
Total Payout (%)		114.0%	114.0%	105.5%	111.0%	133.5%
Total Payout ($)		$377,799	$181,688	$180,695	$122,655	$139,274
(1) Each participant has a total weighting of 100%.
(2) Loan Growth has a 15% weighting for Mr. Gibson, Ms. Shamburger and Mr. McCabe, and a 20% weighting for Mr. Alexander.
(3) ROATCE has a 15% weighting for Mr. Alexander and Mr. Arnold, and a 20% weighting for Mr. Gibson, Ms. Shamburger and Mr. McCabe.

Clawback Policy
The AIP includes a clawback policy that provides that if an incentive award payout under the AIP is due to error, omission or fraud (as determined by the Compensation Committee), the participant is required to reimburse the Bank for part or the entire incentive award made to such participant on the basis of having exceeded specific thresholds relating to the financial results of the Company for performance periods. The Bank may seek to reclaim incentives within a three-year period of the incentive payout. Reimbursement may be fulfilled through reductions in compensation or other payments to the participant.
Long-Term Equity Incentive Awards
The Southside Bancshares, Inc. 2017 Incentive Plan (the “2017 Incentive Plan”) provides for the grant of equity awards to our employees, officers, directors and consultants.  The primary purpose of the 2017 Incentive Plan is to promote Company success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance. The 2017 Incentive Plan outlines the type of incentive awards to be granted under the plan.
In 2021, NEOs were granted awards of time-based restricted stock units that vest annually in three equal installments, as set forth in the 2021 Grants of Plan-Based Awards Table below.
Changes to 2022 Incentive Programs

The Committee engaged Meridian to assist in designing a new Long-Term Equity Incentive Program (the "Program"). The Program provides the framework for long-term equity awards consisting of 50% performance-based restrictive stock units (“PSUs”) and 50% time-based restricted stock units ("RSUs"), issuable pursuant to the Company's 2017 Incentive Plan. On February 3, 2022, the Committee granted PSUs and RSUs to the NEOs. The RSUs will vest in equal annual installments over three years, subject to the grantee's continued employment on each vesting date. The PSUs will cliff vest on the third anniversary of the grant date, subject to the grantee's continued employment on such date, and will be earned based on the Company's ROATCE relative to ROATCE of the KBW Nasdaq Regional Bank Index (NASDAQ: KRX) (the “Peer Group”), over a 3 year performance period, beginning January 1, 2022. The PSUs may be earned between a minimum payout of 50%, based on a ROATCE performance threshold of 25th percentile of the Peer Group, a target payout of 100%, based on a ROATCE performance threshold of 50th percentile, and a maximum payout of 150%, based on a performance threshold of 75th percentile or greater. Share payout for performance between the minimum threshold, target and maximum is calculated on a straight line basis, and performance below the minimum threshold results in no share payout.

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Executive Stock Ownership Policy
The Company maintains a stock ownership policy that determines the amount of common stock that should be held by the Company’s executive officers. The policy specifies the value of Company stock (the “Required Market Value”), as a multiple of the executive officer’s base salary in effect as of the time the executive first becomes subject to the policy, which must be held by each executive officer, as follows:

Position	Multiple
Chief Executive Officer	3x Base Salary
Chief Financial Officer	2x Base Salary
Chief Lending Officer	2x Base Salary
Other Executive Officers	One-half Base Salary
The CEO, CFO and CLO are strongly encouraged to achieve ownership of a sufficient number of shares to satisfy the Required Market Value within five years of first becoming subject to the policy, and other executive officers are strongly encouraged to comply with the policy within seven years of first becoming subject to the policy.
In order to meet the stock ownership requirement, an executive officer may count all shares of common stock owned by the executive (including shares held in the Company’s 401(k) Plan (the “401(k) Plan”), vested shares held in the Company's ESOP, shares held in an IRA and shares beneficially owned through a trust) and outstanding RSUs, but excluding shares underlying unexercised stock options.
Once an executive officer has obtained shares having a value equal or greater to the Required Market Value, the executive’s ownership requirement is converted into a number of shares determined by dividing the Required Market Value by the then-current stock price (the “Required Share Level”). Once an executive’s Required Share Level is determined, he or she must continue to beneficially own at least that number of shares in order to be in compliance with the policy. An executive’s Required Market Value and Required Share Level will be recalculated in connection with a salary increase relating to a change in title, but otherwise will not change as a result of changes in base salary or fluctuations in the price of the Company’s stock.
Executive officers who are not in compliance with the policy after the applicable five or seven year period are required to retain 50% of the shares received upon exercise or conversion of equity incentive awards.
For each NEO, the following table shows the number of shares deemed held under the policy and the percentage of the ownership requirement they have reached.

	Stock Ownership at	Stock Held as a % of
Name	March 23, 2022	Ownership Requirement
Lee R. Gibson	78,935	>100%
Julie N. Shamburger	33,949	>100%
Tim Alexander	28,458	>100%
Brian K. McCabe	36,659	>100%
T. L. Arnold, Jr.	14,380	>100%
Retirement Benefits
Retirement benefits fulfill an important role within the Company’s overall executive compensation program because they provide a financial security component which promotes retention.  We place great value on the long-term commitment that many of our employees and the NEOs have made to us and aim to incent those individuals to remain with the Company and to act in a manner that will provide long-term benefits to the Company.  The Company believes its retirement program is comparable to those offered by the banks in our Compensation Peer Group and, as a result, is needed to ensure that our executive compensation remains competitive.
Our retirement plans are designed to encourage employees to take an active role in planning, saving and investing for retirement.  The Company maintains a 401(k) Plan, a tax-qualified defined contribution plan in which substantially all of our employees, including the NEOs, are eligible to participate.  The Company also maintains a tax-qualified defined benefit pension plan (the “Pension Plan”), pursuant to which participants are entitled to benefits, as well as a non-qualified supplemental retirement plan (the “Restoration Plan”) which provides benefits in addition to the Pension Plan.  As of June 18, 2020, the Board approved amendments to the Pension Plan and the Restoration Plan to freeze all future benefit accruals and accrual of benefit service, including consideration of compensation increases, effective December 31, 2020. The participants are entitled to benefits based on average monthly compensation and years of credited service as of December 31, 2020. The Pension Plan and the Restoration Plan are described in more detail under the Pension Benefits Table in this proxy statement.

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The Company has entered into deferred compensation agreements with each of the NEOs, with the exception of T. L. Arnold, Jr., that provide for the payment of a stated amount over a specific period of years.  These deferred compensation agreements are described in more detail under the Pension Benefits Table in this proxy statement.
The Company has split dollar agreements with Lee R. Gibson and Julie N. Shamburger, which allow the executives to designate the beneficiaries of death benefits under a life insurance policy.  These agreements are described in more detail under the Summary Compensation Table in this proxy statement.
Perquisites and Other Personal Benefits
The Company provides NEOs with perquisites and other personal benefits the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.  There were no changes in the types of perquisites provided in 2021.  Perquisites provided to NEOs during 2021 were Company paid club dues for each NEO and a Company provided automobile for Lee R. Gibson, until June 2021, and the full year for Julie N. Shamburger and Tim Alexander.  Club memberships are made available to various officers who are expected to routinely entertain customers or prospective customers.
Health and Welfare Benefits
The Company offers a standard range of health and welfare benefits on a uniform basis and subject to insurance policy limitations to employees, including NEOs, and their eligible dependents. The benefits are designed to attract and retain employees and provide security to employees for their health and welfare needs. The benefits include: medical, prescription, dental, vision, employee life, group life, health savings accounts and flexible spending accounts. NEOs participate in these employee benefit plans, which are generally available to full-time employees on the same terms as a similarly situated employee.  Another benefit available to officers at or above the Vice President level and meeting a service requirement is a bank-provided long-term disability insurance policy which includes accidental death and travel insurance plans and programs.
Severance
The Company entered into Employee Agreements with Lee R. Gibson in October 2007, Julie N. Shamburger in June 2008, Brian K. McCabe in November 2008 and T. L. Arnold, Jr. in April 2014, each of which provide for severance payments and benefits in the event the NEO’s employment is terminated by the Company without “cause,” by the executive for “good reason,” or as a result of a “change in control” (as such terms are defined in the employment agreements). The Board determined providing severance protection to the NEOs is in the best interest of the Company because providing severance benefits is a necessary tool in the competitive marketplace to attract and retain the services of talented executives who are critical to the success of the Company.  The severance and change in control termination amounts were negotiated based on the NEO's tenure, scope of responsibilities and other provisions in the agreement.
For a further discussion of severance payments, please see the terms of the Employment Agreements in this proxy statement.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our NEOs. Prior to 2018, the limitation did not apply to compensation that met the requirements under Section 162(m) for “qualifying performance-based” compensation.  The exemption from Code Section 162(m)'s deduction limit for performance-based compensation, was repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible.
The Committee intends to maximize deductibility of executive compensation while retaining discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.

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EXECUTIVE COMPENSATION
The following table sets forth the compensation earned by or paid to each of the NEOs for the fiscal years ended December 31, 2021, 2020 and 2019.  This information relates to compensation paid to the NEO's by Southside Bank, as the Company does not directly pay compensation to the NEOs.
SUMMARY COMPENSATION TABLE

Name Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value ($) (6)	All Other Compensation ($) (7)	Total ($)
Lee R. Gibson, CPA – President, Chief Executive Officer and Director of the Company and Southside Bank	2021	$736,450	$500	$125,187	$—	$377,799	$172,927	$29,838	$1,442,701
	2020	715,000	119,000	—	—	172,447	1,572,177	75,842	2,654,466
	2019	665,000	60,000	166,244	166,250	134,743	1,421,114	15,792	2,629,143
Julie N. Shamburger, CPA – Chief Financial Officer of the Company and Southside Bank and advisory director of Southside Bank	2021	425,000	500	55,247	—	181,688	—	23,981	686,416
	2020	410,000	52,000	—	—	79,108	907,288	64,895	1,513,291
	2019	377,000	35,000	65,968	65,974	61,111	741,161	11,340	1,357,554
Tim Alexander – Chief Lending Officer of the Company and Southside Bank and advisory director of Southside Bank	2021	527,000	600	57,964	—	180,695	14,644	28,855	809,758
	2020	518,000	68,400	—	—	99,947	440,279	29,953	1,156,579
	2019	512,000	35,000	89,583	89,597	82,994	407,405	59,361	1,275,940
Brian K. McCabe – Chief Operations Officer of the Company and Southside Bank and advisory director of Southside Bank	2021	340,000	600	37,418	—	122,655	—	23,290	523,963
	2020	330,000	31,000	—	—	47,754	577,525	23,331	1,009,610
	2019	312,000	25,000	46,812	46,799	37,931	538,942	9,919	1,017,403
T.L. Arnold, Jr. – Chief Credit Officer of the Company and Southside Bank and advisory director of Southside Bank	2021	321,000	500	35,314	—	139,274	—	17,538	513,626

(1)Includes amounts deferred at the officer’s election pursuant to the Company’s 401(k) Plan.
(2)For 2021, amounts reflect a discretionary bonus of $500 for each NEO and a referral incentive of $100 for Tim Alexander and Brian K. McCabe.
(3)Reflects the aggregate grant date fair value of RSUs determined in accordance with FASB ASC Topic 718, based on the fair market value of our common stock on the grant date.
(4)Reflects the aggregate grant date fair value of stock options determined in accordance with FASB ASC Topic 718, using the Black-Scholes option valuation model.  The assumptions used in calculating these amounts are set forth in the notes to the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.
(5)Reflects amounts earned under the Annual Incentive Program. See the discussion above for more information regarding these performance-based cash bonuses.
(6)The amounts reported in this column reflect the aggregate actuarial increase in the present value of the NEOs benefits under the Pension Plan and the Restoration Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.  The changes in pension values for the NEOs under the Pension Plan were as follows: Lee R. Gibson – $52,905; Julie N. Shamburger – $(39,976); Tim Alexander – $6,129; and Brian K. McCabe – $(23,414). The changes in pension value for the NEOs under the Restoration Plan were as follows: Lee R. Gibson – $120,022; Julie N. Shamburger – $(24,230); Tim Alexander – $8,515; and Brian K. McCabe – $(5,427). Descriptions of the Pension Plan and Restoration Plan follow the Pension Benefits Table in this proxy statement.
(7)Amounts included in this column for 2021 are detailed in the All Other Compensation Table below.

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2021 ALL OTHER COMPENSATION TABLE
	Gibson	Shamburger	Alexander	McCabe	Arnold
Company Provided Automobile (a)	$5,710	$2,603	$5,222	$—	$—
Club Dues (b)	6,590	3,840	6,095	5,752	—
401(k) Matching (c)	11,600	11,600	11,600	11,600	11,600
ESOP Contribution (d)	5,938	5,938	5,938	5,938	5,938
Total	$29,838	$23,981	$28,855	$23,290	$17,538
(a)Julie N. Shamburger and Tim Alexander had use of a Company provided automobile throughout 2021. Lee R. Gibson had use of a Company provided automobile until June 2021, subsequently Mr. Gibson did not use a Company provided automobile or Company provided automobile insurance. The automobile is included as incremental cost to the Company in the year of purchase, and fuel, maintenance cost and insurance costs are included as incremental cost each year. A new automobile was provided for Mr. Gibson and Ms. Shamburger in 2020 and for Mr. Alexander in 2019.
(b)The incremental cost of Company provided club dues to the NEOs.
(c)All NEO's are 100% vested in our 401(k) Plan.
(d)All NEO's are 100% vested in our ESOP.

CEO Pay Ratio Disclosure
The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We determined that as of December 31, 2021, our total number of active U.S. employees was 854. To determine our median employee pay, we chose gross compensation as our consistently applied compensation measure. We then annualized base salary for those employees who commenced work during 2021 and any employees who were on leave for a portion of 2021. For hourly employees, we used a reasonable estimate of hours worked to determine annual base pay.

Using this methodology, we identified the median employee and that person's total annual compensation was $42,790. The total annual compensation of our CEO was $1,442,701. Accordingly, the ratio of CEO pay to median employee pay was 34:1.
Employment Agreements
The Company maintains employment agreements with Lee R. Gibson, Julie N. Shamburger, Brian K. McCabe and T. L. Arnold, Jr. (the “Employment Agreements”). The Employment Agreement with Mr. Gibson was entered into as of October 22, 2007, and had an initial term through October 22, 2010, with automatic one-year term extensions on each anniversary of the effective date, until a party gives 90 days' notice of non-renewal.  Mr. Gibson's agreement is now in effect until October 22, 2024. The Employment Agreement with Ms. Shamburger was entered into as of June 4, 2008, and had an initial term through June 4, 2010, with automatic one-year term extensions on each anniversary of the effective date, until a party gives 90 days' notice of non-renewal. The employment term was amended to a three-year term on October 25, 2018, with automatic one-year term extensions on each anniversary of the amendment date, until a party gives 90 days' notice of non-renewal. This agreement is now in effect until October 25, 2024. The Employment Agreement with Mr. McCabe was entered into as of November 17, 2008 and had an initial term through November 17, 2011, with automatic one-year term extensions on each anniversary of the effective date, until a party gives 90 days' notice of non-renewal. This agreement is now in effect until November 17, 2024. The Employment Agreement with Mr. Arnold was entered into as of April 28, 2014 and had an initial term through April 28, 2017, with automatic one-year term extensions on each anniversary of the effective date, until a party gives 90 days' notice of non-renewal. This agreement is now in effect until April 28, 2024.
The Employment Agreements provide for an annual base salary to be reviewed no less frequently than annually by the Committee, and entitle the executives to participate in the Company's annual incentive program (with a payment of not less than 12.5% of base salary, except in the case of Mr. Arnold). The amount actually awarded and paid to the executives each year will be determined by the Committee and may be based on specific performance criteria.
The Employment Agreements entitle the executives to participate in all incentive, savings and retirement plans or programs and welfare and fringe benefits which are generally available to officers of the Company of comparable levels.  In addition, the Employment Agreements state that the Company may pay annual country club dues and expenses for each of the executives.
The Employment Agreements also provide the executives with severance benefits in the event of certain terminations of employment.  These benefits are described in “Potential Payments upon Termination or Change in Control.”

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Split Dollar Agreements
The Bank has split dollar agreements with Lee R. Gibson, effective September 7, 2004, and Julie N. Shamburger, effective February 25, 2021. The agreements provide that the Bank will be the owner and beneficiary of Bank Owned Life Insurance (commonly referred to as BOLI) insuring the executives' lives and provide the executives the right to designate the beneficiaries of the death benefits guaranteed in the agreement. Mr. Gibson's agreement originally provided for death benefits in an aggregate amount of $700,000, and Ms. Shamburger's agreement provides for death benefits of $1.20 million. In both agreements, the amount is increased annually on the anniversary date of the agreement by an inflation adjustment factor of 5%. The agreement also states that after the executives' retirement date, the Company will pay an annual gross-up bonus to the executives in an amount sufficient to enable the executive to pay federal income tax on both the economic benefit and on the gross-up bonus itself.
As of December 31, 2021, the expected death benefits for Mr. Gibson and Mr. Shamburger totaled $1.63 million and $1.25 million, respectively, under these agreements. There was no expense associated with the post retirement liability for the year ended December 31, 2021.

2021 GRANTS OF PLAN-BASED AWARDS

The table below sets forth information regarding grants of plan-based awards to the NEOs for the fiscal year ended December 31, 2021:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)
Lee R. Gibson	—	$165,701	$331,403	$497,104	—	—	$—	$—
	6/29/2021	—	—	—	3,272	—	—	125,187
Julie N. Shamburger	—	79,688	159,375	239,063	—	—	—	—
	6/29/2021	—	—	—	1,444	—	—	55,247
Tim Alexander	—	85,638	171,275	256,913	—	—	—	—
	6/29/2021	—	—	—	1,515	—	—	57,964
Brian K. McCabe	—	55,250	110,500	165,750	—	—	—	—
	6/29/2021	—	—	—	978	—	—	37,418
T. L. Arnold, Jr.	—	52,163	104,325	156,488	—	—	—	—
	6/29/2021	—	—	—	923	—	—	35,314

(1)Amounts reflect threshold, target and maximum payout levels for 2021 performance under the 2021 Annual Incentive Program. For more information regarding the 2021 Annual Incentive Program, see the discussion in “Compensation Discussion and Analysis.”
(2)Reflects RSUs granted under the 2017 Incentive Plan. The RSUs vest annually in three equal installments beginning on the first anniversary of the grant date, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.
(3)Grant date fair value of the RSUs is calculated using the closing stock price on the date of grant.

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OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END
The table below sets forth information regarding outstanding stock options and RSUs held by the NEOs as of December 31, 2021:

			Option Awards (1)				Stock Awards (2)
Name	Grant Date	Vesting Period (Years) (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($) (4)
Lee R. Gibson	6/18/2015	3	18,997	—	$26.49	6/18/2025	—	$—
	11/23/2016	3	16,304	—	37.28	11/23/2026	—	—
	6/18/2018	3	24,095	—	34.50	6/18/2028	—	—
	11/21/2019	3	18,785	9,393	34.83	11/21/2029	—	—
	11/21/2019	3	—	—	—	—	1,735	72,558
	6/29/2021	3	—	—	—	—	3,332	139,344
Julie N. Shamburger	6/18/2015	4	5,460	—	26.49	6/18/2025	—	—
	11/23/2016	3	6,461	—	37.28	11/23/2026	—	—
	6/18/2018	3	8,881	—	34.50	6/18/2028	—	—
	11/21/2019	3	7,454	3,728	34.83	11/21/2029	—	—
	11/21/2019	3	—	—	—	—	689	28,814
	6/29/2021	3	—	—	—	—	1,470	61,475
Tim Alexander	6/18/2015	4	1,788	—	26.49	6/18/2025	—	—
	11/23/2016	3	7,537	—	37.28	11/23/2026	—	—
	6/18/2018	3	13,060	—	34.50	6/18/2028	—	—
	11/21/2019	3	10,124	5,062	34.83	11/21/2029	—	—
	11/21/2019	3	—	—	—	—	935	39,102
	6/29/2021	3	—	—	—	—	1543	64,528
Brian K. McCabe	6/18/2015	4	1,875	—	26.49	6/18/2025	—	—
	11/23/2016	4	3,648	—	37.28	11/23/2026	—	—
	6/18/2018	3	6,716	—	34.50	6/18/2028	—	—
	11/21/2019	3	5,288	2,644	34.83	11/21/2029	—	—
	11/21/2019	3	—	—	—	—	488	20,408
	6/29/2021	3	—	—	—	—	996	41,653
T.L. Arnold, Jr.	1/8/2015	4	3,999	—	23.66	1/8/2025	—	—
	6/18/2015	4	4,667	—	26.49	6/18/2025	—	—
	11/23/2016	4	3,420	—	37.28	11/23/2026	—	—
	6/18/2018	4	3,563	1,187	34.50	6/18/2028	—	—
	6/18/2018	4	—	—	—	—	265	11,082
	11/21/2019	4	3,183	3,184	34.83	11/21/2029	—	—
	11/21/2019	4	—	—	—	—	588	24,590
	6/29/2021	3	—	—	—	—	940	39,311
(1)Options were granted under the 2017 Incentive Plan and predecessor plans.  All options granted are for 10-year terms with an exercise price equal to the fair market value (closing price) on the NASDAQ on the date of the grant, adjusted for stock dividends.
(2)RSUs were granted under the 2017 Incentive Plan and have been adjusted for dividend equivalents. Fractional shares have been rounded for presentation purposes.
(3)All awards vest annually in equal installments over the years noted above, beginning on the first anniversary of the grant date, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.
(4)Reflects the value calculated by multiplying the number of shares underlying the RSUs by $41.82 which was the closing price of our common stock on December 31, 2021.

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2021 OPTION EXERCISES AND STOCK VESTED
The following table shows the number of shares and the value realized upon exercise of stock options and vesting of stock awards for the year ended December 31, 2021 for each of the NEOs.

	Stock Options		Stock Awards (RSUs)
Name	Option Shares Acquired on Exercise (#)	Option Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Lee R. Gibson	27,124	$515,307	3,466	$143,170
Julie N. Shamburger	7,671	148,025	1,324	54,850
Tim Alexander	—	—	1,871	77,294
Brian K. McCabe	7,701	150,839	969	40,125
T. L. Arnold, Jr.	—	—	551	22,896
	42,496	$814,171	8,181	$338,335
(1)Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.
(2)Number of shares acquired does not include fractional shares, which were settled in cash.
(3)Value realized represents the fair market value of the shares on the vesting date, including fractional shares, which were settled in cash.

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2021 PENSION BENEFITS
The table below shows the number of years of service credited to each NEO, the actuarial present value of each NEO's accumulated benefits (determined using interest rate and mortality table assumptions described below), and the amount of payments during 2021 to each of the NEOs, under each of the Pension Plan, Restoration Plan and Deferred Compensation Agreements as of December 31, 2021.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Lee R. Gibson	Pension Plan	36.417	$2,604,291	$—
	Restoration Plan	36.417	5,907,324	—
	Deferred Compensation Agreement	N/A	352,371	—
Julie N. Shamburger	Pension Plan	37.583	2,112,584	—
	Restoration Plan	37.583	1,280,440	—
	Deferred Compensation Agreement	N/A	171,701	—
Tim Alexander	Pension Plan	15.500	854,540	—
	Restoration Plan	15.500	1,190,392	—
	Deferred Compensation Agreement	N/A	264,278	—
Brian K. McCabe	Pension Plan	37.583	2,177,435	—
	Restoration Plan	37.583	504,765	—
	Deferred Compensation Agreement	N/A	180,970	—
T. L. Arnold, Jr.	(1)	—	—	—
(1)Mr. Arnold does not participate in the Pension Plan or the Restoration Plan, nor does he have a Deferred Compensation Agreement with the Company.
Pension Plan
The Pension Plan is a tax-qualified defined benefit pension plan pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.
Entrance into the Pension Plan was frozen effective December 31, 2005.  Employees hired after December 31, 2005 are not eligible to participate in the Pension Plan.  Furthermore, on June 18, 2020, our Board of Directors approved amendments to the Pension Plan to freeze all future benefit accruals, including service and compensation increases, effective December 31, 2020. All participants in the Pension Plan are fully vested.  All NEOs employed by the Company at December 31, 2021 were participants in the Pension Plan, with the exception of Mr. Arnold. Benefits are payable monthly commencing on the later of age 65 or the participant’s date of retirement.  Eligible participants may retire at reduced benefit levels after reaching age 55.
The benefits under the Pension Plan are determined using the following formula, stated as a single life annuity with 120 payments guaranteed, payable at normal retirement age, which is defined as 65 under the Pension Plan.

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Formula (1) and Formula (2), calculated using Credit Service, multiplied by a service ratio and summed as described below:

The fraction in which the numerator is Credited
Formula (1)		x	Service as of 12/31/2005 and the denominator is
total Credited Service
plus
Formula (2)			The fraction in which the numerator is Credited
		x	Service earned after 12/31/2005 and through
12/31/2020 and the denominator is total Credited Service
Formula (1) is an amount equal to:
2% of Final Average Monthly Compensation times Credited Service up to 20 years, PLUS
1% of Final Average Monthly Compensation times Credited Service, if any, in excess of 20 years, PLUS
0.60% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years
Formula (2) is an amount equal to:
0.90% of Final Average Monthly Compensation times Credited Service, PLUS
0.54% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years
Benefit Formula Definitions
Credit Service
A participant’s years of credited service are based on the number of years an employee works for the Company, frozen as of December 31, 2020.  The Company has no policy to grant extra years of credited service.
Final Average Monthly Compensation (FAMC)
The monthly average of the 60 consecutive months’ compensation during the participant’s period of credited service that gives the highest average.  Compensation generally includes all gross income received by the participant for services actually rendered in the course of employment, with certain exclusions, plus any elective deferrals under Section 125 and Section 404(g)(c).  Compensation in the Pension Plan is limited as required.
Covered Compensation
A rounded 35-year average of the Maximum Taxable Wages (MTW) under social security.  The table in effect during the calendar year proceeding termination or retirement is used.
All participants must retire to be eligible to receive payments from the Pension Plan.
The pension disclosures have been computed using the FASB ASC Topic 715, “Compensation - Retirement Benefits” assumptions from the financial statements as of the pension measurement date of December 31, 2021, except the FASB ASC Topic 715 retirement age has been replaced by the normal retirement age for this calculation (and the benefit valued is only the accrued, not the projected, benefit).

FASB ASC Topic 715 Discount Rate as of 12/31/2020	2.65%
FASB ASC Topic 715 Discount Rate as of 12/31/2021	2.95%
Expected Retirement Age	65
Post-Retirement Mortality	Pri-2012 table, projected generationally using MP-2021 scale
Pre-Retirement Mortality, Disability or Turnover	None
Form of Payment
Qualified Retirement Plan	10-Year Certain & Life Annuity
Nonqualified Restoration Plan	10-Year Certain & Life Annuity

For a further discussion of the FASB ASC Topic 715 assumptions, please see “Note 10 - Employee Benefits” to our consolidated financial statements on Form 10-K, filed with the SEC on February 25, 2022.

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Restoration Plan
The annual retirement income benefit for NEOs under the Pension Plan is subject to certain limitations imposed by the Internal Revenue Code.  Under one such limitation, in determining the benefit accrued for a year under the Pension Plan, the benefit formula excludes a NEOs compensation above a specified compensation limit.  In 2021, for example, the ceiling was $290,000, which means that the compensation of NEOs in excess of that amount was not considered in the benefit formula for purposes of determining benefits under the Pension Plan.  The Company maintains the Restoration Plan, a non-qualified supplemental retirement plan which provides additional benefits by taking into account the excess compensation not taken into account under the Pension Plan.  The Restoration Plan is unfunded and noncontributory, which means that benefits are paid from the general assets of the Company and the NEOs are not required to make any contributions.  On June 18, 2020, our Board of Directors approved amendments to the Restoration Plan to freeze all future benefit accruals and accrual of benefit service, including consideration of compensation increases, effective December 31, 2020. The formula and assumptions used to calculate the benefit payable pursuant to the Restoration Plan are the same as those used under the Pension Plan described above, except that the amounts payable under the Restoration Plan are reduced by the amounts payable under the Pension Plan.
Deferred Compensation Agreements
Under the terms of their deferred compensation agreements, Lee R. Gibson is entitled to receive $400,000, Julie N. Shamburger is entitled to receive $500,000, and Tim Alexander and Brian K. McCabe are each entitled to receive $300,000, all of which are payable monthly over 10 years, if the executive remains in the employment of Southside Bank until retirement (on or after age 65), or upon permanent disability or death, whichever occurs first.  If the executive’s employment is involuntarily terminated by the Company for any reason other than for “good cause” (as defined in the agreements), such termination shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.  If, prior to a “change in control” (as defined in the agreements), the executive terminates his or her employment prior to attainment of age 65 for any reason other than death or disability, no amounts shall be due such executive under his or her deferred compensation agreement.  If, after a change in control, the executive terminates employment prior to attainment of age 65 for any reason other than death, disability, or for “good reason” (as defined in the agreements), no amounts shall be due to the executive under the agreement.  After a change in control, a termination by the executive for good reason shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following discussion summarizes the compensation benefits payable to the NEOs in the event of a termination of their employment under various circumstances, assuming that a termination of employment occurred on December 31, 2021.
Vested Benefits
Upon termination of employment, the NEOs would receive any vested compensation and benefits.  This would include accrued but unpaid salary, accrued and unused vacation pay, and any balance under the 401(k) Plan and ESOP.  In addition, eligible NEOs would receive benefits under the Pension Plan and Restoration Plan, plus amounts payable under deferred compensation agreements, as disclosed and described above in the 2021 Pension Benefits Table.
Employment Agreements
In addition, the Company has employment agreements with Lee R. Gibson, Julie N. Shamburger, Brian K. McCabe and T. L. Arnold, Jr. which entitle each of the executives to certain payments and benefits upon termination or change in control, as summarized below.
Voluntary termination by the executive; termination by the Company with Cause.  If an executive voluntarily terminates his or her employment or the Company terminates the executive’s employment with Cause (as defined in the Employment Agreements), the executive will be entitled to receive his or her accrued salary and previously vested benefits.  In this event, no special severance benefits are payable.
Involuntary termination.  If the Company terminates the executive’s employment without Cause, the executive will be entitled to receive a single lump sum equal to:
•any accrued but unpaid base salary;
•a severance payment equal to the executive’s monthly salary multiplied by the number of months remaining in the term of the Employment Agreement (which would be between 24 and 36 months), plus $10,000 for Lee R. Gibson, Julie N. Shamburger and Brian K. McCabe;
•a pro-rata bonus equal to the product of (i) the executive’s Target Bonus (as defined in the Employment Agreements) for the termination year (or, in the case of T.L. Arnold, Jr., the actual bonus he would have earned for the year of termination) and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the termination date, and the denominator of which is 365; and
•any vested compensation deferred by the executive (unless otherwise required by an agreement).

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Additionally, all equity awards will become immediately vested and exercisable as of the date of termination.  Finally, the executive will be entitled to any other amounts or benefits under any other plan pursuant to which the executive is eligible to receive benefits, to the extent officers of a comparable level at the Company received such benefits prior to the date of termination (“Other Benefits”).
Termination due to death, Disability or Retirement.  If an executive’s employment is terminated due to death, Disability or Retirement (as such capitalized terms are defined in the Employment Agreements), he or she (or his or her estate) will receive accrued salary and Other Benefits.
Termination in connection with Change in Control.  If an executive’s employment is terminated due to a Change in Control (as such capitalized term is defined in the Employment Agreements), he or she will be entitled to the same payments and benefits as if he or she had been terminated without cause (except, in the case of T.L. Arnold, Jr., the pro-rata bonus would be based on his Target Bonus). However, instead of the severance payment described above, the severance payment will be calculated as follows for Lee R. Gibson, Julie N. Shamburger and Brian K. McCabe:
(a) if the termination occurs more than six (6) months prior to the closing of a pending event that results in a change of control or more than two (2) years after the occurrence of a change of control, the severance payment shall be the product of two times the sum of (1) the executive’s salary in effect as of the termination (ignoring any decrease in the salary unless consented to by the executive), and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs; or
(b)    if the termination occurs within six months prior or within two years after the occurrence of a change of control, the severance payment shall be the product of 2.99 for Lee R. Gibson and 2.0 for Julie N. Shamburger and Brian K. McCabe times the sum of (1) the executive’s salary in effect as of the termination, and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs.
For T. L. Arnold, Jr. the severance payment will be calculated as follows:
(a) if the date of termination occurs (i) following a Change in Control and during the same calendar year in which the Change in Control occurs or (ii) prior to the closing of a pending event that results in a Change in Control and during the same calendar year in which the Change in Control occurs, the Prorata Target Bonus shall equal the product of (x) Employee’s Target Bonus for the year of termination, and (y) a fraction, the numerator of which is the number of days in the calendar year through the date of termination, and the denominator of which is 365;
(b) a severance payment equal to the monthly salary for the remainder of the Initial Term or the then-current Extended Term, whichever is applicable, provided, however, that if the Date of Termination occurs within two years after the occurrence of a Change of Control, an additional severance payment in an amount equal to one times the Employee’s Base Salary in effect as of the Date of Termination shall be payable;

Restrictive covenants.  The Employment Agreements contain confidentiality provisions and subject Lee R. Gibson and T. L. Arnold, Jr. to certain non-compete and non-solicitation obligations during the term of employment with the Company for a one-year period and Julie N. Shamburger and Brian K. McCabe for a six-month period following termination of employment.
Reduction in certain benefits.  The Employment Agreements also state that in the event that any of the severance benefits described above are subject to federal excise taxes under the “golden parachute” provisions under Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary to avoid such excise taxes, but only if such reduction would result in a greater net benefit for the executive.
The following table quantifies the severance payments payable to Lee R. Gibson, Julie N. Shamburger, Brian K. McCabe and T. L. Arnold, Jr. pursuant to their Employment Agreements, had their employment been involuntarily terminated as of December 31, 2021, either absent or in connection with a Change in Control, and the value of equity acceleration the NEOs would receive upon an involuntary termination following a Change in Control pursuant to the terms of the stock option and RSU award agreements. No amounts for pro rata bonuses are included in the table because the disclosure assumes a termination of employment as of the last day of the Company's fiscal year. Actual amounts earned as annual incentives for 2021 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

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	Severance Payment ($)		Equity Acceleration ($) (4) (5)	Total ($)
By the Company without cause without a change in control
Lee R. Gibson	$2,080,131	(1)	$277,559	$2,357,690
Julie N. Shamburger	1,208,151	(1)	116,348	1,324,499
Brian K. McCabe	989,945	(1)	80,543	1,070,488
Tim Alexander	—		139,013	139,013
T. L. Arnold, Jr.	746,655	(1)	105,928	852,583
By the Company without cause or by the executive for good reason in connection with a change in control
Lee R. Gibson	3,192,880	(2)	277,559	3,470,439
Julie N. Shamburger	1,168,750	(2)	116,348	1,285,098
Brian K. McCabe	901,000	(2)	80,543	981,543
Tim Alexander	—		139,013	139,013
T. L. Arnold, Jr.	1,067,655	(3)	105,928	1,173,583

(1)    Reflects a severance payment equal to the executive's monthly salary multiplied by the number of months remaining in the term of his or her employment agreement as of December 31, 2021, plus an additional $10,000 for Lee R. Gibson, Julie N. Shamburger and Brian K. McCabe.
(2)    Reflects a severance payment equal to the product of 2.99, in the case of Lee R. Gibson, or 2.0, in the case of Julie N. Shamburger and Brian K. McCabe, times the sum (1) of the executive's salary in effect as of the termination, and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs.
(3)     Reflects a severance payment equal to the executive's monthly salary multiplied by the number of months remaining in the term of his employment agreement as of December 31, 2021, plus an additional severance payment equal to the product of 1.0 times the sum of the executive's salary in effect as of the termination.
(4)    Reflects the excess of the fair market value of the underlying shares as of December 31, 2021 over the exercise price of all unvested stock options and the fair market value as of December 31, 2021 of unvested RSUs, all of which would accelerate upon the executive's termination of employment under the specified circumstances. All unvested options were in-the-money as of December 31, 2021.
(5)     Under the terms of the award agreements, the awards shall become fully vested and exercisable upon termination due to death or disability. Also, in accordance with the terms of the award agreements, the awards shall become fully vested and exercisable upon change in control, unless the equity award is assumed by the surviving entity, in such event, the equity awards shall vest upon termination of employment without cause within two years after the effective date of change in control.

Split Dollar Agreement
Under the terms of the split dollar agreements with Lee R. Gibson and Julie N. Shamburger, upon a termination of employment by reason of death, disability (as defined in the split dollar agreement), or retirement at or after age 65, or a termination following a change in control (as defined in the split dollar agreement), payment of the specified death benefits under the split dollar agreement would be triggered.  If Mr. Gibson’s or Ms. Shamburger's employment is terminated for Cause (as defined in the split dollar agreement), he or she will forfeit benefits under the split dollar agreement.
The following table quantifies the death benefit payable to the beneficiaries of Mr. Gibson and Ms. Shamburger, pursuant to his or her split dollar agreement in the event his or her employment is terminated due to death while still employed by the Company, or in connection with death after termination from the Company due to termination without cause, retirement after age 65 or a change in control.  This assumes the event occurred on December 31, 2021.

Reason for Termination	Gibson	Shamburger
Death benefit while still employed by the Company at time of death	$1,629,485	$1,250,771
Death benefit after termination from Company without cause, retirement after age 65, or a change in control	$1,472,900	$850,000

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EQUITY COMPENSATION PLAN INFORMATION
The table below provides information as of December 31, 2021 regarding shares of common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	890,782	$33.20	1,220,040
Equity compensation plans not approved by security holders	—	—	—
Total	890,782	$33.20	1,220,040
(a)Reflects stock options and RSUs outstanding under the 2017 Incentive Plan and predecessor plans.
(b)Reflects weighted-average exercise price of 713,767 stock options outstanding.
(c)Reflects shares available for issuance pursuant to the grant of awards (including full-value stock awards) under the 2017 Incentive Plan.

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PROPOSAL 2 - NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. At the 2021 Annual Meeting of Shareholders, approximately 95.2% of the shares represented at the meeting in person or by proxy and entitled to vote were voted in support of the Company’s compensation program. At the 2017 Annual Meeting, the Company’s shareholders selected, on a non-binding, advisory basis, an annual vote for the frequency at which the Company should include a Say-on-Pay vote in its proxy statement for shareholder consideration. In light of this result and other factors considered by the Board, the Board determined that the Company will hold Say-on-Pay votes every year until the next required non-binding, advisory vote on the frequency of such votes, which is required to be held no later than the Company’s 2023 Annual Meeting of Shareholders.
Accordingly, the Board is providing shareholders with the opportunity to cast a non-binding advisory vote on the named executive officer compensation program at our 2022 Annual Meeting. This vote will not be binding on or overrule any decisions by the Board, and will not create or imply any additional fiduciary duty on the part of the Board. However, our Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.
As described in greater detail in our Compensation Discussion and Analysis above, we believe that our executive officer compensation program is structured in a manner that most effectively supports the Company and our business objectives. Our executive officer compensation program is designed to reward long-term and strategic performance, and is substantially tied to our key business objectives and the success of our shareholders. We monitor the various short-term and long-term aspects of our executive officer compensation program, including base salary, annual cash bonus and equity incentives, in comparison to similar programs and practices at comparable companies, so that we may ensure that our executive officer compensation program is within the competitive range of market practices.
The Board invites our shareholders to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under Executive Compensation, and cast a vote to approve the Company’s executive compensation programs through the following resolution:
“RESOLVED, that the shareholders approve the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”
The Board recommends a vote FOR the non-binding advisory vote on the compensation of the Company's named executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee, during the fiscal year ended December 31, 2021, are a current or former officer or employee of the Company.
During the fiscal year ended December 31, 2021:
•No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served on the Compensation Committee of the Company.
•No executive officer of the Company served on the board of directors of another entity, one of whose executive officers served on the Compensation Committee of the Company.
•No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served as a director of the Company.
For information concerning transactions by the Company and Southside Bank with certain members of the board of directors of Southside Bank, please see “Transactions with Directors, Officers and Associates.”

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TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES
The Board of Directors reviews and discusses each potential transaction between the Company and a director, executive officer, significant shareholder or any of their immediate family members and votes to approve or disapprove such transactions.  Directors or executive officers who have an interest in a particular transaction do not vote on such transaction.  The Company’s Board has adopted a Conflict of Interest Policy that addresses transactions with related persons.
Certain of the executive officers and directors of the Company and Southside Bank (and their associates) have been customers of Southside Bank and have been granted loans in the ordinary course of business.  Southside Bank is subject to Federal Reserve Regulation O, which governs loans to directors, executive officers and certain shareholders of banks and bank holding companies.  All loans or other extensions of credit made by Southside Bank to executive officers and directors of the Company and Southside Bank were made in the ordinary course of business on substantially the same terms, including interest rates, maturities and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or Southside Bank and did not involve more than the normal risk of collection or present other features that are unfavorable to Southside Bank.  Prior approval by a majority of the Board of Directors, with the interested party abstaining, must be obtained for any loan to a director or a director’s related interest(s) which, when aggregated with all loans to the director and/or to that director’s related interest(s) exceed 10% of Southside Bank’s capital plus unimpaired surplus.  Prior approval requirements for individual advances for the Board of Directors will be satisfied by annual Board approval of a line of credit for a director’s personal borrowing and similar approval of a line of credit for director-owned or controlled business borrowing.  All advances made pursuant to an approved line of credit within 12 months of the date of approval shall be treated as approved.  Loans to persons employed by Southside Bank who are considered under Regulations of the Federal Reserve Board to be executive officers shall be subject to prior approval by the Board of Directors.  The Company expects ongoing transactions with its executive officers and directors as well as directors and officers of Southside Bank.  Richard K. Gibson, son of Lee R. Gibson, is employed by Southside Bank and received compensation of $302,509 in 2021. Toni Brooks, sister of T. L. Arnold, Jr., is employed by Southside Bank and received compensation of $125,894 in 2021. The Company has insurance policies through Bosworth & Associates, which is owned by director Michael Bosworth. In 2021, premiums paid for our policies with Bosworth & Associates totaled $1,034,699 and commissions paid totaled $140,892.

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DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and any persons who own more than 10% of the Company’s common stock, to file reports of initial ownership of the Company’s common stock and subsequent changes in that ownership with the SEC.  Based solely upon a review of Forms 3, 4 and 5 and any amendments thereto filed with the SEC, or written representations from certain reporting persons that no Form 5’s were required, the Company believes that during fiscal year 2021 all Section 16(a) filing requirements were complied with on a timely basis except that:

•H. J. Shands, III, Director, filed a late Form 4 on March 8, 2021 to report the withholding of 173 shares to satisfy tax withholding requirements for a RSU vesting on January 29, 2021.
•Jim Alfred, Regional President of Central Texas, filed a late Form 4 on June 7, 2021 to report the acquisition of 216 shares granted on April 29, 2021.
•Jared Green, Regional President of East Texas, filed a late Form 4 on June 7, 2021 to report the acquisition of 293 shares granted on April 29, 2021.

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AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the SEC or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and for maintaining effective systems of internal control based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework). In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2021 with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee discussed with the independent registered certified public accounting firm, EY, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles and an audit on the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) (United States), its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the PCAOB, the rules of the Securities and Exchange Commission (the “SEC”), and other applicable regulations.

The Audit Committee has received the written disclosures from EY regarding the auditors' independence required by the PCAOB.
The Audit Committee discussed with EY the overall scope and plans for their audit. The Audit Committee met with EY with and without management present, to discuss the results of their financial statement audit, their evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Submitted by the Audit Committee of the Board.

Tony K. Morgan, CPA, Chairman	William Sheehy
S. Elaine Anderson, CPA	Preston L. Smith
Melvin B. Lovelady, CPA

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INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
EY served as the Company’s independent registered certified public accounting firm for the year ended December 31, 2021 and has been selected by the Audit Committee as the Company's independent registered certified public accounting firm for the year ended December 31, 2022.
Independent Registered Certified Public Accounting Firm Fees
The following table sets forth aggregate fees incurred by the Company for fiscal years ended December 31, 2021 and 2020 to EY, the Company’s independent registered certified public accounting firm.  All fees were pre-approved by the Audit Committee.

	YEARS ENDED
	2021	2020
Audit Fees(1)	$1,037,650	$1,103,651
Audit Related Fees(2)	55,000	37,250
Tax Fees(3)	69,989	72,615
All Other Fees(4)	2,024	1,694
Total Fees	$1,164,663	$1,215,210
(1)Audit fees consist primarily of fees for services provided in connection with the annual audit of our financial statements and internal control over financial reporting, reviews of quarterly financial statements and other documents filed with the SEC, compliance engagements and implementation of accounting guidance.
(2)Audit related fees consist of fees for the audit of our 401(k) Plan.
(3)Tax fees consist primarily of fees for the preparation of federal and state tax returns and tax consulting services.
(4)All other fees consist primarily of technology related charges.
Auditor Fees Pre-Approval Policy
The Audit Committee has a formal policy concerning approval of audit and non-audit services to be provided by the independent registered certified public accounting firm to the Company, currently EY.  The policy requires that all services EY may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee.  The Audit Committee pre-approved all audit, audit-related and non-audit services provided by EY during 2021.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected EY to serve as the Company’s independent registered certified public accounting firm for the year ending December 31, 2022.  EY has served as the Company’s independent registered certified public accounting firm since 2012.  We have been advised by EY that neither it nor any of its members had any financial interest, direct or indirect, in us nor has it had any connection with us or any of our subsidiaries in any capacity other than as independent auditors.  The Board recommends that you vote for the ratification of the selection of EY.  Shareholder ratification of the selection of EY as our independent registered certified public accounting firm is not required by our certificate of formation, bylaws or otherwise.  Nevertheless, the Board is submitting this matter to the shareholders as a matter of good corporate practice.  If our shareholders do not ratify the appointment of EY, then the appointment of an independent registered certified public accounting firm will be reconsidered by our Audit Committee.  Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered certified public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.  Representatives of EY are expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.
The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2022.

ANNUAL REPORT TO SHAREHOLDERS
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, accompanies this Proxy Statement.  The Annual Report does not constitute outside solicitation materials.  Additional copies of Form 10-K are available at no expense; exhibits to Form 10-K are available for a copying expense to any shareholder by sending a written request to: Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701, Attn: Investor Relations. The Company’s public filings with the SEC may also be obtained free of charge on the Company’s website: https://investors.southside.com, under the topic Filings and Financials then Documents.

Southside Bancshares, Inc. | 2022 Proxy Statement | 43

SHAREHOLDER PROPOSALS
SEC rules establish the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in the Board’s proxy solicitation materials.  Under those rules, any shareholder wishing to have a proposal considered for inclusion in the Board’s proxy solicitation materials for the 2023 Annual Meeting must set forth his or her proposal in writing and file it with the Secretary of the Company on or before November 30, 2022.  Proposals must comply with all applicable SEC rules.  The Board will review any proposals received by that date and will determine whether applicable requirements have been met for including the proposal in the 2023 proxy solicitation materials.
In addition, the Company’s bylaws establish advance notice procedures that must be followed for a shareholder proposal to be presented at an Annual Meeting but not included in the Board’s proxy solicitation materials.  Any shareholder wishing to have a proposal considered for the 2023 Annual Meeting, but who does not submit the proposal for inclusion in the Board’s proxy statement, assuming that the 2023 Annual Meeting occurs on a date that is not more than 30 days before or 60 days after the anniversary of the Annual Meeting, must submit the proposal as set forth above not earlier than January 18, 2023 and no later than February 17, 2023.
For any proposal that is not submitted for inclusion in next year’s proxy solicitation materials, but is submitted for presentation at the 2023 Annual Meeting, SEC rules permit the persons named as proxies in the proxy solicitation materials to vote proxies in their discretion if: (1) the proposal is received before February 17, 2023 and we advise shareholders in the 2023 proxy solicitation materials about the nature of the matter and how the Board intends to vote on such matter, or (2) the proposal is not received before February 17, 2023.

HOUSEHOLDING
The SEC rules permit us, with your permission, to send a single set of proxy statements and annual reports to any household at which two or more shareholders reside if we believe they are members of the same family.  Each shareholder will continue to receive a separate proxy card.  This procedure, known as “householding,” reduces the volume of duplicate information households receive, while also reducing our expenses and associated environmental impact. In order to take advantage of this opportunity, we have delivered only one proxy statement to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date.  We will deliver a separate copy of the proxy statement, as requested, to any shareholder at a shared address to which a single copy of that document was delivered. If you prefer to receive separate copies of a proxy statement, either now or in the future, you can request a separate copy of the proxy statement by calling us at (877) 639-3511 or by writing to us at any time at the following address: Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701, Attn: Investor Relations.

GENERAL
The Board does not know of any other business, other than that set forth above, to be transacted at the Annual Meeting.  However, if any other matters requiring a vote of the shareholders properly come before the Annual Meeting, the persons designated as Proxies will vote the shares of common stock represented by the proxies in accordance with their best judgment on such matters.  If a shareholder specifies a different choice on the proxy, those shares of common stock will be voted in accordance with the specification so made.

Southside Bancshares, Inc. | 2022 Proxy Statement | 44

SOUTHSIDE BANCSHARES, INC.

SOUTHSIDE BANCSHARES, INC.
ATTN: LINDSEY BAILES
1201 S. BECKHAM AVE.
TYLER, TX 75701-3320

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 17, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D73123-P68069

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SOUTHSIDE BANCSHARES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees with Terms Expiring 2025:

01) Michael J. Bosworth
02) Shannon Dacus
03) Alton L. Frailey
04) Lee R. Gibson, CPA
05) George H. (Trey) Henderson, III
06) Donald W. Thedford

The Board of Directors recommends you vote FOR the following proposals:

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2 and 3.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D73124-P68069

SOUTHSIDE BANCSHARES, INC.
2022 ANNUAL MEETING OF SHAREHOLDERS
MAY 18, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2022 Annual Meeting of Shareholders of Southside Bancshares, Inc. will be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas 75702 on Wednesday, May 18, 2022 11:30 a.m., Central Time.

The shareholder(s) hereby appoint(s) Lawrence Anderson, M.D., S. Elaine Anderson, CPA, Herbert C. Buie, Patricia A. Callan, John R. (Bob) Garrett, Melvin B. Lovelady, CPA, Tony K. Morgan, CPA, John F. Sammons, Jr., H. J. Shands, III, William Sheehy, Preston L. Smith, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Southside Bancshares, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, May 18, 2022, 11:30 a.m. Central Time, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE